Exhibit 10.13

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                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                           Dated as of August 20, 2001

                                      among

                         AMES MERCHANDISING CORPORATION,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                 as Lenders, and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

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1.  AMOUNT AND TERMS OF CREDIT....................................................................................2

         1.1.   Credit Facilities.................................................................................2
         1.2.   Letters of Credit.................................................................................6
         1.3.   Prepayments.......................................................................................6
         1.4.   Use of Proceeds...................................................................................9
         1.5.   Interest and Applicable Margins...................................................................9
         1.6.   Eligible Accounts................................................................................12
         1.7.   Eligible Inventory...............................................................................13
         1.8.   Cash Management Systems..........................................................................14
         1.9.   Fees.............................................................................................14
         1.10.  Receipt of Payments..............................................................................15
         1.11.  Application, Allocation and Priority of Payments.................................................15
         1.12.  Loan Account and Accounting......................................................................17
         1.13.  Indemnity........................................................................................17
         1.14.  Access...........................................................................................18
         1.15.  Taxes............................................................................................19
         1.16.  Capital Adequacy; Increased Costs; Illegality....................................................20
         1.17.  Single Loan......................................................................................21
         1.18.  Superpriority Nature of Obligations; Priming Lien................................................21
         1.19.  Release..........................................................................................23
         1.20.  Waiver of any Priming Rights.....................................................................23
         1.21.  Payment of Obligations...........................................................................23
         1.22.  No Discharge; Survival of Claims.................................................................23

2.  CONDITIONS PRECEDENT.........................................................................................24

         2.1.   Conditions to the Initial Loans..................................................................24
         2.2.   Further Conditions to Each Loan..................................................................25
         2.3.   Further Condition to Loans Made more than 30 Days after the Petition Date........................26

3.  REPRESENTATIONS AND WARRANTIES...............................................................................26

         3.1.   Corporate Existence; Compliance with Law.........................................................27
         3.2.   Executive Offices, Collateral Locations, FEIN....................................................27
         3.3.   Corporate Power, Authorization, Enforceable Obligations..........................................27
         3.4.   Financial Statements and Projections.............................................................28
         3.5.   Material Adverse Effect..........................................................................28
         3.6.   Ownership of Property; Liens.....................................................................29
         3.7.   Labor Matters....................................................................................30
         3.8.   Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness........................30
         3.9.   Government Regulation............................................................................30
         3.10.  Margin Regulations...............................................................................31
         3.11.  Taxes............................................................................................31
         3.12.  ERISA............................................................................................31
         3.13.  No Litigation....................................................................................32

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         3.14.  Brokers..........................................................................................33
         3.15.  Intellectual Property............................................................................33
         3.16.  Full Disclosure..................................................................................33
         3.17.  Environmental Matters............................................................................33
         3.18.  Insurance........................................................................................34
         3.19.  Deposit and Disbursement Accounts................................................................34
         3.20.  Government Contracts.............................................................................34
         3.21.  Trade Relations..................................................................................34
         3.22.  Agreements and Other Documents...................................................................34
         3.23.  [Reserved].......................................................................................35
         3.24.  Other Indebtedness...............................................................................35
         3.25.  Zoning; Land Use; Maintenance; Environmental Matters.............................................35
         3.26.  Reorganization Matters...........................................................................36

4.  FINANCIAL STATEMENTS AND INFORMATION.........................................................................37

         4.1.   Reports and Notices..............................................................................37
         4.2.   Communication with Accountants...................................................................37

5.  AFFIRMATIVE COVENANTS........................................................................................38

         5.1.   Maintenance of Existence and Conduct of Business.................................................38
         5.2.   Payment of Charges...............................................................................38
         5.3.   Books and Records................................................................................39
         5.4.   Insurance; Damage to or Destruction of Collateral................................................39
         5.5.   Compliance with Laws.............................................................................40
         5.6.   Supplemental Disclosure..........................................................................40
         5.7.   Intellectual Property............................................................................40
         5.8.   Environmental Matters............................................................................40
         5.9.   Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases............41
         5.10.  Credit Card Agreements...........................................................................42
         5.11.  Further Assurances...............................................................................42
         5.12.  Compliance with Legal Requirements; Hazardous Materials..........................................42
         5.13.  Mortgages........................................................................................43
         5.14.  Further Assurances...............................................................................44
         5.15.  Leases...........................................................................................44
         5.16.  Condition of the Real Property Assets............................................................47
         5.17.  Environmental Audits of Real Property Assets.....................................................47
         5.18.  Kimco DIP Credit Agreement.......................................................................47

6.  NEGATIVE COVENANTS...........................................................................................48

         6.1.   Mergers, Subsidiaries, Etc.......................................................................48
         6.2.   Investments; Loans and Advances..................................................................48
         6.3.   Indebtedness.....................................................................................48
         6.4.   Employee Loans and Affiliate Transactions........................................................49
         6.5.   Capital Structure and Business...................................................................49

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         6.6.   Guaranteed Indebtedness..........................................................................50
         6.7.   Liens............................................................................................50
         6.8.   Sale of Stock and Assets.........................................................................50
         6.9.   ERISA............................................................................................50
         6.10.  Financial Covenants..............................................................................51
         6.11.  Hazardous Materials..............................................................................51
         6.12.  Sale-Leasebacks..................................................................................51
         6.13.  Cancellation of Indebtedness.....................................................................51
         6.14.  Restricted Payments..............................................................................51
         6.15.  Change of Corporate Name or Location; Change of Fiscal Year......................................51
         6.16.  No Impairment of Intercompany Transfers..........................................................52
         6.17.  No Speculative Transactions......................................................................52
         6.18.  Leases; Real Estate Purchases....................................................................52
         6.19.  Changes Relating to Senior Unsecured Debt........................................................52
         6.20.  Credit Card Agreements...........................................................................52
         6.21.  Kimco DIP Credit Agreement.......................................................................53
         6.22.  Limitations of Use...............................................................................53
         6.23.  Reclamation Claims...............................................................................53
         6.24.  Chapter 11 Claims................................................................................53

7.  TERM........................................................................................................ 53

         7.1.   Termination......................................................................................53
         7.2.   Survival of Obligations Upon Termination of Financing Arrangements...............................53

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES.......................................................................54

         8.1.   Events of Default................................................................................54
         8.2.   Remedies.........................................................................................57
         8.3.   Waivers by Credit Parties........................................................................58

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT..........................................................58

         9.1.   Assignment and Participations....................................................................58
         9.2.   Appointment of Agent.............................................................................60
         9.3.   Agent's Reliance, Etc............................................................................61
         9.4.   GE Capital and Affiliates........................................................................62
         9.5.   Lender Credit Decision...........................................................................62
         9.6.   Indemnification..................................................................................62
         9.7.   Successor Agent..................................................................................63
         9.8.   Setoff and Sharing of Payments...................................................................63
         9.9.   Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.........................64
         9.10.  Syndication Agents, Documentation Agents and Co-Agents...........................................66

10. SUCCESSORS AND ASSIGNS.......................................................................................67

         10.1.  Successors and Assigns...........................................................................67

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11. MISCELLANEOUS................................................................................................67

         11.1.  Complete Agreement; Modification of Agreement....................................................67
         11.2.  Amendments and Waivers...........................................................................67
         11.3.  Fees and Expenses................................................................................69
         11.4.  No Waiver........................................................................................71
         11.5.  Remedies.........................................................................................71
         11.6.  Severability.....................................................................................71
         11.7.  Conflict of Terms................................................................................71
         11.8.  Confidentiality..................................................................................71
         11.9.  GOVERNING LAW....................................................................................72
         11.10. Notices..........................................................................................73
         11.11. Section Titles...................................................................................73
         11.12. Counterparts.....................................................................................73
         11.13. WAIVER OF JURY TRIAL.............................................................................73
         11.14. Press Releases and Related Matters...............................................................74
         11.15. Reinstatement....................................................................................74
         11.16. Advice of Counsel................................................................................74
         11.17. No Strict Construction...........................................................................74
         11.18. Parties Including Trustees; Bankruptcy Court Proceedings.........................................74
         11.19. Subordination of Intercompany Leases.............................................................75

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INDEX OF APPENDICES
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
Annex A (Recitals)                    -        Definitions
Annex B (Section 1.2)                 -        Letters of Credit
Annex C (Section 1.8)                 -        Cash Management System
Annex D (Section 2.1(a))              -        Closing Checklist
Annex E (Section 4.1(a))              -        Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))              -        Collateral Reports
Annex G (Section 6.10)                -        Financial Covenants
Annex H (Section 9.9(a))              -        Lenders' Wire Transfer Information
Annex I (Section 11.10)               -        Notice Addresses
Annex J (from Annex A-
    Commitments definition)           -        Commitments as of Closing Date

Exhibit 1.1(a)(i)                     -        Form of Notice of Tranche A Revolving Credit Advance
Exhibit 1.1(a)(ii)                    -        Form of Tranche A and Tranche B Revolving Notes
Exhibit 1.1(b)                        -        Form of Term Note
Exhibit 1.1(c)(ii)                    -        Form of Swing Line Note
Exhibit 1.5(e)                        -        Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                        -        Form of Borrowing Base Certificate
Exhibit 9.1(a)                        -        Form of Assignment Agreement
Exhibit 9.2(a)                        -        Form of Interim Order
Exhibit 9.2(b)                        -        Form of Final Order
Exhibit A-1                           -        Form of Parent Guaranty
Exhibit A-2                           -        Form of Subsidiary Guaranty
Exhibit B-1                           -        Application for Standby Letter of Credit
Exhibit B-2                           -        Application for Documentary Letter of Credit
Exhibit C                             -        Form of Mortgage

Schedule  1.1                         -        Agent's Representatives

Disclosure Schedule  3.1              -        Type of Entity; State of Organization
Disclosure Schedule  3.2              -        Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.6              -        Real Estate and Leases
Disclosure Schedule  3.6-II           -        Real Property Assets
Disclosure Schedule  3.7              -        Labor Matters
Disclosure Schedule  3.8              -        Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11             -        Tax Matters
Disclosure Schedule  3.12             -        ERISA Plans
Disclosure Schedule  3.13             -        Litigation
Disclosure Schedule  3.15             -        Intellectual Property
Disclosure Schedule  3.17             -        Hazardous Materials
Disclosure Schedule  3.18             -        Insurance
Disclosure Schedule  3.19             -        Deposit and Disbursement Accounts
Disclosure Schedule  3.20             -        Government Contracts
Disclosure Schedule  3.22             -        Material Agreements

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Disclosure Schedule  3.25             -        Zoning; Land Use; Maintenance; Environmental Matters
Disclosure Schedule  5.1              -        Trade Names
Disclosure Schedule  6.3              -        Indebtedness
Disclosure Schedule  6.4(a)           -        Transactions with Affiliates
Disclosure Schedule  6.7              -        Existing Liens
Disclosure Schedule  I                -        Select Real Property Assets
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                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT
                      -------------------------------------

         This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of August 20, 2001, among AMES MERCHANDISING CORPORATION, a Delaware corporation, as debtor and debtor-in-possession ("Borrower"), as Borrower; AMES DEPARTMENT STORES, INC., a Delaware corporation, as debtor and debtor-in-possession ("Parent"), as a Credit Party; AMES REALTY II, INC., a Delaware corporation, as debtor and debtor-in-possession ("AR II"), as a Credit Party; AMES TRANSPORTATION SYSTEMS, INC., a Delaware corporation, as debtor and debtor-in-possession ("ATS"), as a Credit Party; AMESPLACE.COM, INC., a Delaware corporation, as debtor and debtor-in-possession ("Amesplace"), as a Credit Party; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory hereto from time to time.

                                    RECITALS
                                    --------

         WHEREAS, on August __, 2001 (the "Petition Date"), Borrower, Parent, AR II, ATS and Amesplace filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (together with such other court having jurisdiction over the Chapter 11 Cases (as hereinafter defined), the "Bankruptcy Court"), which cases are jointly administered under Case No. ___________ (each a "Chapter 11 Case" and collectively, the "Chapter 11 Cases");

         WHEREAS, Borrower and the other Credit Parties continue to operate their respective businesses and manage their respective properties as debtors and debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

         WHEREAS, Borrower has requested that Lenders provide a senior secured superpriority revolving and term loan credit facility of up to $700,000,000 for the purposes of repaying in full all obligations under the Existing Credit Agreement (as hereinafter defined), paying such transaction costs and expenses related to the Chapter 11 Cases as may be agreed to by Agent and Lenders, providing working capital and for other ordinary course purposes of Borrower and the other Credit Parties as and to the extent permitted herein;

         WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in all of its existing and after-acquired personal property and a mortgage upon all of its material real property; and

         WHEREAS, Parent is willing to guarantee all of the obligations of Borrower to Agent and Lenders under the Loan Documents pursuant to the Debtor In Possession Parent Guaranty attached as Exhibit A-1 hereto (the "Parent Guaranty") and to (i) pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Borrower and the other Credit Parties (other than Parent) and
(ii) grant to Agent, for the benefit of Agent and Lenders a security interest in all of its existing and after-acquired personal property and a mortgage upon all of its real property to secure such guaranty; and

         WHEREAS, AR II, ATS and Amesplace are each willing to guarantee all of the obligations of Borrower to Agent and Lenders under the Loan Documents pursuant to the Debtor In Possession Subsidiary Guaranty attached as Exhibit A-2 hereto (the "Subsidiary Guaranty") and to grant to Agent, for the benefit of Agent and Lenders, a security interest in all of their existing and after-acquired personal property and a mortgage upon all of their material real property to secure each of such guarantees; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1.   Credit Facilities.

            (a)  Revolving Credit Facility.

                 (i)   (A)   Subject to the terms and conditions hereof, each
Tranche A Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Tranche A Revolving Credit Advance"). The Pro Rata Share of the aggregate Tranche A Revolving Credit Advances and the aggregate Letter of Credit Obligations of any Tranche A Revolving Lender shall not at any time exceed its separate Tranche A Revolving Loan Commitment. The obligations of each Tranche A Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a)(i)(A); provided, that the amount of any Tranche A Revolving Credit Advance to be made at any time shall not exceed the Revolver Borrowing Availability at such time. The Revolver Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Tranche A Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 12:00 noon (New York time) on the Business Day of the proposed Tranche A Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 12:00 noon (New York time) on the date which is 3 Business Days prior to the proposed Tranche A Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Tranche A Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Tranche A Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with
Section 1.5(e).

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

                       (B) Subject to the terms and conditions hereof, each Tranche B Revolving Lender agrees to make an advance (each, a "Tranche B Revolving Credit Advance") on the Closing Date to Borrower in the original principal amount of its Tranche B Revolving Credit Commitment. The obligations of each Tranche B Revolving Lender hereunder shall be several and not joint. The Tranche B Revolving Credit Advances shall all be made on the Closing Date and, therefore, Borrower may not repay and reborrow under this Section 1.1(a)(i)(B). If Borrower desires to have the Tranche B Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

                 (ii) Except as provided in Section 1.12, Borrower shall execute and deliver (A) to each Tranche A Revolving Lender a note (each a "Tranche A Revolving Note" and, collectively, the "Tranche A Revolving Notes") to evidence the Tranche A Revolving Loan Commitments of that Tranche A Revolving Lender and (B) to each Tranche B Revolving Lender a note (each a "Tranche B Revolving Note" and, collectively, the "Tranche B Revolving Notes") to evidence the Tranche B Revolving Loan Commitment of that Tranche B Revolving Lender. Each note shall be in the principal amount of the applicable Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii). Each Revolving Note shall represent the obligation of Borrower to pay the amount of such Revolving Lender's applicable Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all applicable Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                 (iii) Any provision of this Agreement to the contrary notwithstanding, solely in order to preserve or protect the Collateral, Agent, in its discretion, may (but shall have absolutely no obligation to), make Tranche A Revolving Credit Advances to Borrower on behalf of Tranche A Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Revolver Borrowing Base (less the Swing Line Loan) (any such excess Tranche A Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, the Swing Line Lender's or Tranche A Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Tranche A Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists and (B) no Overadvance shall result in a Default or Event of Default due to Borrower's failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $25,000,000 at any time, shall not cause the Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Tranche A Revolving Lenders holding more than 50% of the Tranche A Revolving Loan Commitments.

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

            (b)  Term Loan.

                 (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the "Term Loan") on the Closing Date to Borrower in the original principal amount of its Term Loan Commitment; provided that the aggregate amount of the Term Loan to be made on the Closing Date shall not exceed the Term Borrowing Availability on such date. The Term Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and, except as provided in Section 1.12, Borrower shall execute and deliver each Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

                 (ii) Borrower shall repay the entire principal amount of the Term Loan in one installment on the second anniversary of the Closing Date.

                 (iii) Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

                 (iv) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

            (c)  Swing Line Facility.

                 (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Tranche A Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Tranche A Revolving Lenders of their obligations to make Tranche A Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Tranche A Revolving Credit Advance that otherwise may be made by Tranche A Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Revolver Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Tranche A Revolving Credit Advance delivered by Borrower to Agent in accordance with Section 1.1(a). Any such notice must be given no later than 12:00 noon (New York time) on the Business Day of

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

the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Tranche A Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Tranche A Revolving Lender make Tranche A Revolving Credit Advances in accordance with Section 1.1(c)(iii). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

                 (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                 (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Tranche A Revolving Lender (including the Swing Line Lender) to make a Tranche A Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Tranche A Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Regardless of whether the conditions precedent set forth in this Agreement to the making of a Tranche A Revolving Credit Advance are then satisfied, each Tranche A Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Tranche A Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Tranche A Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                 (iv) Each Tranche A Revolving Lender's obligation to make Tranche A Revolving Credit Advances in accordance with Section 1.1(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Tranche A Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Tranche A Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(c)(iii), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Tranche A Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

            (d) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Tranche A Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

     1.2.   Letters of Credit.

            (a) Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Tranche A Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

            (b) On and as of the Closing Date, all letters of credit issued for the account of Borrower or any other Credit Party under the Existing Credit Agreement (the "Existing Letters of Credit") shall continue in place as Letters of Credit under this Agreement and shall be subject to the terms and conditions of this Agreement, including, without limitation, Annex B. All obligations under or in connection with the Existing Letters of Credit shall constitute Letter of Credit Obligations hereunder.

     1.3.   Prepayments.

            (a) Voluntary Reductions in Revolving Loan Commitments. Borrower may at any time on at least 10 days' prior written notice to Agent permanently reduce (but not terminate) the Tranche A Revolving Loan Commitment; provided that (i) any such reductions shall be in a minimum amount of $50,000,000 and integral multiples of $5,000,000 in excess of such amount, (ii) the Tranche A Revolving Loan Commitment shall not be reduced to an amount less than $475,000,000, (iii) after giving effect to such reductions, Borrower shall comply with Section 1.3(b)(i); and (iv) such reductions shall be made pro rata among the Tranche A Revolving Loan Commitments. Borrower may at any time on at least ten 10 days' prior written notice to Agent terminate the Revolving Loan Commitments, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary reduction of the Tranche A Revolving Loan Commitment or termination of the Revolving Loan Commitments must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, Borrower's right to request Tranche A Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Tranche A Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. No voluntary reduction of all or any portion of the Tranche B Revolving Loan Commitment shall be permitted. No voluntary prepayments of all or any portion of the Term Loan shall be permitted.

            (b)  Mandatory Prepayments.

                 (i) If at any time the outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Revolver Borrowing Base, Borrower shall immediately repay the aggregate outstanding Tranche A Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Tranche A Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. If any such excess remains after so cash collateralizing the Letter of Credit Obligations, Borrower shall repay the aggregate outstanding Tranche B Revolving Credit Advances to the extent required to eliminate such excess and the Tranche B Revolving Loan Commitments shall automatically be correspondingly permanently reduced. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.

                 (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8(a), and proceeds from the condemnation, casualty or other disposition of any Store Lease or any fee-owned Real Property Asset other than those fee-owned Real Property Assets on which Agent, for its benefit and the benefit of Lenders, has been granted a first-priority Lien, to the extent such proceeds are required to be paid to the lenders under the Kimco DIP Credit Agreement pursuant to Section 1.3(b)(i) thereof) or any sale of Stock of any Credit Party or any Subsidiary of any Credit Party, Borrower shall (and, in addition, each Credit Party shall) prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower or such Credit Party in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                 (iii) If Parent or Borrower issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall (and, in addition, Parent shall) prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

            (c) Application of Certain Mandatory Prepayments. Other than prepayments from the proceeds of asset dispositions, if any, that are not permitted by Section 6.8 of the Agreement as in effect on the Closing Date (which shall be applied pursuant to the immediately succeeding sentence), any prepayments made by Borrower pursuant to Sections 1.3(b)(ii) or

(b)(iii) above or Section 1.3(d) below shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan, until the Swing Line Loan shall have been repaid in full; fourth, to interest then due and payable on any of the Revolving Credit Advances; fifth, to the outstanding principal balance of the Tranche A Revolving Credit Advances on the basis of each Tranche A Revolving Lender's Pro Rata Share until the same has been repaid in full; sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; seventh, to interest then due and payable on the Term Loan; eighth, to the outstanding principal balance of the Tranche B Revolving Credit Advances on the basis of each Tranche B Revolving Lender's Pro Rata Share (which shall automatically result in a corresponding permanent reduction of the Tranche B Revolving Loan Commitments) until the same has been paid in full; and ninth, to the outstanding principal balance of the Term Loan on the basis of each Term Lender's Pro Rata Share until the same has been paid in full. Notwithstanding the foregoing, any prepayments made by Borrower from the proceeds of asset dispositions that are not permitted by Section 6.8 of the Agreement, as in effect on the Closing Date, shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan, until the Swing Line Loan shall have been repaid in full; fourth, to interest then due and payable on any of the Revolving Credit Advances; fifth, to the outstanding principal balance of the Revolving Credit Advances on the basis of each Revolving Lender's Pro Rata Share (which shall automatically result in a corresponding permanent reduction of the Tranche B Revolving Loan Commitments to the extent of the portion of the prepayment paid to the Tranche B Revolving Lenders), until the same has been repaid in full; sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B; seventh, to interest then due and payable on the Term Loan; and eighth, to the outstanding principal balance of the Term Loan on the basis of each Term Lender's Pro Rata Share until the same has been paid in full; provided, however, that any Tranche B Revolving Lender may, in its discretion, decline to accept its Pro Rata Share of any such prepayment in which event the amount so declined shall be applied among the other Revolving Lenders to prepay the Revolving Credit Advances on the basis of each Revolving Lender's Pro Rata Share. The Tranche A Revolving Loan Commitments and the Swing Line Commitment shall not be permanently reduced by the amount of any prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), or Section 1.3(d); provided, however, that, notwithstanding the immediately foregoing, in the case of any prepayment made pursuant to Section 1.3(b)(ii), if not permanently reducing the Tranche A Revolving Loan Commitments would result in all or any portion of the proceeds used to make such prepayment being deemed at any time "Excess Proceeds" (for purposes of this paragraph, as defined in the Ames Senior Unsecured Note Indenture), then the Tranche A Revolving Loan Commitment shall at the appropriate time be permanently reduced by the amount of such proceeds used to make such prepayment that would otherwise be deemed "Excess Proceeds". In no event shall any offer be made at any time by any Credit Party to repurchase any of the Ames Senior Unsecured Notes; rather, proceeds of asset dispositions shall instead first be used to prepay the Loans and correspondingly permanently reduce the Revolving Loan Commitments.

            (d) Application of Prepayments from Insurance Proceeds and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c) and the Mortgage(s), respectively, shall be applied in the same manner and order as set forth in Section 1.3(c) with respect to mandatory prepayments pursuant to Sections 1.3(b)(ii) or (b)(iii).

            (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

     1.4. Use of Proceeds. Borrower shall utilize the proceeds of the Term Loan, the Revolving Loan and the Swing Line Loan for the purposes of repaying in full in cash all Obligations under and as defined in the Existing Credit Agreement, paying such transaction costs and expenses related to the Chapter 11 Cases as may be agreed to by Agent and Lenders, providing working capital and for other ordinary course purposes of Borrower and the other Credit Parties as and to the extent permitted herein; provided, that no portion of the Term Loan, the Revolving Loan or the Swing Line Loan shall be used, directly or indirectly:
(a) to finance or make any Restricted Payment not permitted under Section 6.14,
(b) to pay any fees or similar amounts payable to any Person who has proposed or may propose to purchase interests in Borrower or who otherwise has proposed or may propose to invest in Borrower (including so-called "topping fees," "exit fees," and similar amounts), (c) to make any distribution under a plan of reorganization in any Chapter 11 Case, (d) except as otherwise expressly provided in the Interim Order or the Final Order, to finance in any way any adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type relating to or in connection with the Existing Credit Agreement or any of the loan documents or instruments entered into in connection therewith, including, without limitation, any challenges to the obligations under the Existing Credit Agreement or the validity, perfection, priority or enforceability of any Lien securing such claims or any payment made thereunder;
(e) except as otherwise expressly provided in the Interim Order or the Final Order, to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Agent and Lenders or their rights and remedies under this Agreement, the other Loan Documents, the Interim Order or the Final Order; (f) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of Agent; or (g) to reduce, terminate, or otherwise be applied to any Prepetition Indebtedness of Borrower or any other Credit Party, other than in the case of clause (g) only, payments approved in advance by Agent in connection with the assumption by Borrower or another Credit Party of Capital Leases of Equipment used in Borrower's ongoing retail operations.

     1.5.   Interest and Applicable Margins.

            (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time;
(ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

            The Applicable Margins are as follows:

          Applicable Revolver Index Margin                       1.50%
          Applicable Revolver LIBOR Margin                       2.75%
          Applicable Term Loan Index Margin                      5.25%
          Applicable L/C Margin                                  2.75%
          Applicable Unused Line Fee Margin                      0.35%


            (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

            (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

            (e) Unless a Default or Event of Default shall have occurred and be continuing, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan and the Term Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing

Line Loan and the Term Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess of such amount. Any such election must be made by 12:00 noon (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 12:00 noon (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agent. No portion of the Term Loan shall be made as or converted into a LIBOR Loan at any time.

            (f)  Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order. Notwithstanding anything in the foregoing to the contrary but not in any way limiting the effect of the foregoing, approval of this Agreement by the Bankruptcy Court shall constitute approval of the rates of interest and other amounts payable hereunder and a ruling that they are exempt from any otherwise applicable limitation.

     1.6. Eligible Accounts. All of the Accounts owned by Borrower for which the Account Debtor is a Credit Card Processor or Credit Card Issuer party to a Credit Card Agreement and which are reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments, new criteria or the elimination of Reserves (other than the elimination of Reserves established by Agent on the Closing Date or thereafter with respect to specific costs, expenses or conditions if, in Agent's reasonable credit judgment, the costs, expenses or conditions that were the basis for such Reserve have been remedied such that a Reserve is no longer appropriate) which have the effect of making more credit available and subject to the approval of all Lenders in the case of increases in the advance rates. Eligible Accounts shall not include any Account of Borrower:

            (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

            (b)  (i)   upon which Borrower's right to receive payment is not
absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

            (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

            (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold by Borrower;

            (e) that (i) is not owned by Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

            (f) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

            (g) that has been outstanding for more than 5 Business Days from the date of sale;

            (h) as to which the Account Debtor has the right under any circumstances whatsoever to require Borrower to repurchase the Accounts from such Account Debtor; or

            (i) that is otherwise unacceptable to Agent in its reasonable credit judgment.

     1.7. Eligible Inventory. All of the inventory owned by the Borrower and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments, new criteria or the elimination of Reserves (other than the elimination of Reserves established by Agent on the Closing Date or thereafter with respect to specific costs, expenses or conditions if, in Agent's reasonable credit judgment, the costs, expenses or conditions that were the basis for such Reserve have been remedied such that a Reserve is no longer appropriate) which have the effect of making more credit available and subject to the approval of all Lenders in the case of increases in the advance rates. Eligible Inventory shall not include any Inventory of Borrower that:

            (a) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

            (b)  (i)   is not located on premises owned, leased or rented by a
Credit Party and set forth in Part I of Disclosure Schedule (3.2) or (ii) is stored at a leased location, other than those retail stores set forth on Part II of Disclosure Schedule (3.2), unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or
(iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site (other than nearby sites used by Borrower's retail stores as surplus or overflow storage space) if the aggregate book value of Inventory at any such location is less than $100,000;

            (c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination;

            (d) is covered by a negotiable document of title, unless such document has been delivered to Agent (or an agent or bailee on Agent's behalf pursuant to an appropriate written agreement in form and substance satisfactory to Agent) with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders or Liens for which an appropriate Reserve against Eligible Inventory has been established by Agent;

            (e) is layaway, excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

            (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

            (g) consists of goods which have been returned by the buyer, other than goods returned to Borrower and subsequently offered for sale by Borrower in the ordinary course of its business at its retail stores to retail customers for prices consistent with those for comparable non-return items;

            (h) is not of a type held for sale in the ordinary course of Borrower's business;

            (i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders;

            (j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

            (k) consists of Hazardous Materials or other goods that, in any case, can be transported or sold only with licenses that are not readily available;

            (l) is not covered by casualty insurance as described in and required by Section 5.4 ; or

            (m) is otherwise unacceptable to Agent in its reasonable credit judgment.

     1.8. Cash Management Systems. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

     1.9.   Fees.

            (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter of even date herewith (the "GE Capital Fee Letter") between Borrower and the other Credit Parties, on the one hand, and GE Capital, on the other hand, at the times specified for payment therein.

            (b) As additional compensation for the Tranche A Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Tranche A Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

            (c) If Borrower prepays the Revolving Loan and permanently reduces (but does not terminate) the Tranche A Revolving Loan Commitment, Borrower shall pay to Agent, for the benefit of the Tranche A Revolving Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to the Applicable Percentage (as defined below) multiplied by the amount of the reduction of the Tranche A Revolving Loan Commitment. If Borrower pays after acceleration or prepays the Revolving Loan and terminates the Revolving Loan Commitments (in which event, the Term Loan shall also be prepaid in full), whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or if the Commitments are otherwise terminated, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Term Loan paid after acceleration or prepaid, and (ii) the amount of the reduction of the Revolving Loan Commitments. As used herein, the term "Applicable Percentage" shall mean (x) three percent (3.0%), in the case of a prepayment on or prior to the first anniversary of the Closing Date and (y) two percent (2.0%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6. The Tranche B Revolving Credit Advances may not be prepaid other than in connection with a repayment of the Revolving Loan in full in cash and a reduction of the Revolving Loan Commitment of all Revolving Lenders to zero. The Term Loan may not be prepaid unless and until the Revolving Loan has been repaid in full in cash and the Revolving Loan Commitment of all Revolving Lenders has been reduced to zero, whereupon the Term Loan shall automatically become due and payable in full in cash.

            (d) Borrower shall pay to Agent, for the ratable benefit of Tranche A Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

     1.10. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

     1.11.  Application, Allocation and Priority of Payments.

            (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts and Inventory received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, to the Tranche A Revolving Credit Advances; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular type of Advances or Loan shall be applied ratably to the portion thereof held by each applicable Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event or Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. Prior to the Commitment Termination Date and except as otherwise set forth in the immediately succeeding sentence, payments shall be applied by Agent to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Credit Advances; (5) to the outstanding principal balance of the Tranche A Revolving Credit Advances; (6) to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; (7) to the outstanding principal balance of the Tranche B Revolving Credit Advances (which shall automatically result in a corresponding permanent reduction of the Tranche B Revolving Credit Commitments); (8) to all other Obligations, including expenses, of the Revolving Lenders to the extent reimbursable under Section 11.3; (9) to interest on the Term Loan; (10) to the outstanding principal balance of the Term Loan; and (11) to all other Obligations, including expenses, of the Term Lenders to the extent reimbursable under Section 11.3. After the Commitment Termination Date or with respect to any payments received as proceeds of Collateral following an exercise of Agent's and Lenders' rights and remedies under the Loan Documents, payments shall be applied by Agent to amounts then due and payable in the following order: (1) to Fees (other than Fees payable pursuant to Section 1.9(c)) and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Credit Advances; (5) to the outstanding principal balance of the Revolving Credit Advances; (6) to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; (7) to all other Obligations (other than Fees payable pursuant to Section 1.9(c)), including expenses, of the Revolving Lenders to the extent reimbursable under
Section 11.3; (8) to interest on the Term Loan; (9) to the outstanding principal balance of the Term Loan; (10) to all other Obligations (other than Fees payable pursuant to Section 1.9(c)), including expenses, of the Term Lenders to the extent reimbursable under Section 11.3; (11) to Fees payable to the Revolving Lenders pursuant to Section 1.9(c); and (12) to Fees payable to the Term Lenders pursuant to Section 1.9(c).

            (b) Agent is authorized to, and at its sole election may, charge to the Borrower as a Tranche A Revolving Credit Advance, and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan and the Term Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Revolver Borrowing Availability at such time. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Tranche A Revolving Credit Advances hereunder.

            (c) Notwithstanding any provisions of this Agreement or the other Loan Documents to the contrary, the repayment rights of the Term Lenders under the Term Loan shall, at all times, rank second in priority to the repayment rights of the Revolving Lenders under the Revolving Loan and the Revolving Loan Commitment, including, without limitation, the payment of interest, Fees and expenses to the Revolving Lenders under the Revolving Loan and the Revolving Loan Commitment.

     1.12. Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and the Term Loan, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

     1.13.  Indemnity.

            (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF

SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

     1.14. Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon 1 Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and
(c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. So long as no Default or Event of Default has occurred and is continuing, the Credit Parties shall permit Agent to conduct a quarterly collateral field audit at the Credit Parties' expense and as many additional collateral field audits as Agent shall request at Lenders' expense. If a Default or Event of Default has occurred and is continuing, the Credit Parties shall permit Agent to conduct collateral field audits as frequently as Agent shall request at the Credit Parties' expense. So long as no Default or Event of Default has occurred and is continuing, Agent shall be entitled to obtain a quarterly Inventory appraisal (prepared on the same basis as the Base Inventory Appraisal) at the Credit Parties' expense and as many additional Inventory appraisals as Agent shall request at Lenders' expense. If a Default or Event of Default has occurred and is continuing, Agent shall be entitled to obtain Inventory appraisals (prepared on the same basis as the Base Inventory Appraisal) as frequently as Agent shall request at the Credit Parties' expense. Agent will give Lenders at least 5 Business Days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower. The Credit Parties shall promptly deliver to Agent copies of any appraisals of any Real Property Assets or Inventory, whether or not such appraisals are made available to any other lender, creditor or shareholder of any of the Credit Parties.

     1.15.  Taxes.

            (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

            (b) Each Credit Party that is a signatory hereto shall indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the

Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

     1.16.  Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

            (d) Within 15 days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, Borrower's rights under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

     1.17. Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

     1.18.  Superpriority Nature of Obligations; Priming Lien.

            (a) The Obligations shall be secured by Liens under Sections 364(c)(2), (c)(3) and (d)(1) of the Bankruptcy Code, senior to all other Liens, other than Liens granted to Kimco on the Kimco Priority Collateral, regardless of when the Liens were obtained and regardless of their previous priority, in all of the Collateral

            (b) The Obligations shall have the status in the Chapter 11 Cases of superpriority administrative expenses under Section 364(c)(1) of the Bankruptcy Code. Subject to the Carve Out Reserve (as defined in Section 1.18(c) below), such administrative claim shall have priority over all other claims, costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of any Credit Party, any Credit Party's estate, and any successor trustee or estate representative in the Chapter 11 Cases or any subsequent proceeding or case under the Bankruptcy Code.

            (c)  Agent's Liens on the Collateral under Sections 364(c)(2),
(c)(3) and (d)(1) of the Bankruptcy Code, for the benefit of Agent and Lenders, and the superpriority administrative claim under Section 364(c)(1) of the Bankruptcy Code afforded the Obligations shall be subject to the following: (i) fees payable to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) and (ii) upon the occurrence and during the continuance of an Event of Default (which is not subsequently waived or cured), the payment of accrued and unpaid professional fees and expenses allowed by the Bankruptcy Court (whether incurred prior to or subsequent to such Event of Default) of attorneys, accountants, financial advisors or other professionals retained by any of the Credit Parties and any official creditors committees appointed in the Chapter 11 Cases pursuant to Section 1103 of the Bankruptcy Code (except to the extent that such fees and expenses were incurred in the prosecution of claims, causes of action, actions or proceedings against any agent or lender under the Existing Credit Agreement in respect of the Obligations under and as defined in the Existing Credit Agreement or otherwise, or against Agent or any Lender in respect of the Obligations or otherwise), in an aggregate amount not to exceed $5,000,000 (the "Carve-Out Reserve") in toto to be allocated pro rata among the Obligations hereunder and the obligations under the Kimco DIP Credit Agreement, plus amounts payable pursuant to 28 U.S.C. Section 1930(a)(6); provided, that any payments actually made to such professionals under Sections 330, 331 and 503 of the Bankruptcy Code in respect of fees and expenses incurred or accrued (x) prior to the occurrence of an Event of Default, shall not reduce the Carve Out Reserve and (y) from and after the occurrence of an Event of Default, shall reduce dollar-for-dollar the Carve Out Reserve; provided, further, that in no event shall any of the Carve Out Reserve (A) be utilized to prosecute or cause to be prosecuted any such claims, causes of action, actions or proceedings, (B) be paid from amounts on deposit in the Cash Collateral Account or (C) include any fees or expenses arising after the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code.

            (d) Notwithstanding the foregoing, the Credit Parties shall be permitted to pay, as the same may become due and payable (i) administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of their businesses, (ii) subject to the provisions of the Interim Order and this Section 1.18 and provided that no Event of Default has occurred and is continuing, compensation and reimbursement of expenses to professionals allowed by the Bankruptcy Court and payable under Sections 330 and 331 of the Bankruptcy Code, and (iii) any other Prepetition or Postpetition expenses of the Credit Parties, including adequate protection payments, to the extent approved by the Bankruptcy Court and not otherwise prohibited by the terms of this Agreement or the other Loan Documents, provided that the Credit Parties shall not be permitted to pay more than $50,000 in professional fees and expenses incurred in connection with the investigation of potential claims, causes of action, actions or proceedings against any agent or lender in respect of the Obligations under and as defined in the Existing Credit Agreement or otherwise, or against Agent or any Lender in respect of the Obligations or otherwise. Except for the Carve-Out Reserve and payments under 28 U.S.C. ss. 1930(a)(6), no costs or expenses of administration shall be imposed against Agent and

Lenders or the Collateral under Sections 105, 506(c) or 552 of the Bankruptcy Code, or otherwise.

     1.19. Release. The Borrower and the other Credit Parties each hereby acknowledge, effective upon the Final Order Date, that Borrower, the other Credit Parties, or any of their Subsidiaries, have no defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of Borrower's, the other Credit Parties', or their Subsidiaries' liability to repay Agent or any Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from Agent or any Lender. Borrower and the other Credit Parties, each in its own right and on behalf of its bankruptcy estate, all its successors, assigns, Subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through it, (collectively, the "Releasing Parties"), hereby fully, finally and forever release and discharge Agent and Lenders and all of Agent's and Lenders' past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the "Released Parties") of and from any and all past, present and future actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the Interim Order, the Final Order and the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

     1.20. Waiver of any Priming Rights. Upon the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligation shall be outstanding, Borrower and Guarantors hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Lien securing the Obligations other than Liens granted to Kimco on the Kimco Priority Collateral, or to approve a claim of equal or greater priority than the Obligations.

     1.21. Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     1.22. No Discharge; Survival of Claims. Borrower and each of the other Credit Parties agrees that (a) the Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in any Chapter 11 Case (and Borrower and each of the other Credit Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the superpriority administrative claim granted to Agent and Lenders pursuant to the Interim Order and Final Order and described in Section 1.18 and the Liens granted to Agent pursuant to the Interim Order and Final Order and described in Section 1.18 shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any Chapter 11 Case.

2.   CONDITIONS PRECEDENT

     2.1. Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

            (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

            (b) Repayment of Existing Credit Agreement. The obligations under the Existing Credit Agreement shall be repaid in full in cash with the proceeds of the Term Loan and the initial Revolving Credit Advance.

            (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

            (d) Kimco DIP Credit Agreement. The Bankruptcy Court shall have approved the entry by Kimco, AR II and the other Credit Parties into a separate debtor in possession credit agreement (the "Kimco DIP Credit Agreement") pursuant to which Kimco (and other lenders acceptable to Agent) shall have committed to lend at least $55,000,000 to AR II and which Indebtedness shall be secured by a first priority Lien in the Kimco Priority Collateral and a Lien junior to that of Agent on all other Collateral securing the Obligations. The Kimco DIP Credit Agreement and the Kimco DIP Loan Documents shall be in form and substance satisfactory to Agent.

            (e) Opening Availability. The Revolver Borrowing Base supporting the initial Revolving Credit Advances and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with Revolver Borrowing Availability, after giving effect to the initial Revolving Credit Advances and the incurrence of any initial Letter of Credit Obligations, but without giving effect to the $55,000,000 loaned under the Kimco DIP Credit Agreement (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $75,000,000

            (f) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

            (g) Capital Structure: Other Indebtedness. The capital and corporate structure of each Credit Party, the terms and conditions of all Indebtedness and material contracts of each Credit Party and the tax effects from the commencement of the Chapter 11 Cases shall be acceptable to Agent in its sole discretion.

            (h) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit with results reasonably satisfactory to Agent.

            (i) Security Interests. Agent shall have received evidence, pursuant to the Interim Order or Final Order or otherwise satisfactory to it, that Borrower and the Guarantors have created in favor of Agent, for the benefit of Lenders, a valid and perfected first priority Lien in the Collateral, including, without limitation, all Real Estate (other than the Kimco Priority Collateral, as to which Agent's Lien shall be junior to that of Kimco).

            (j) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Cases shall be reasonably satisfactory in form and substance to Agent.

     2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

            (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Tranche A Revolving Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

            (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Tranche A Revolving Lenders, and Agent or Requisite Tranche A Revolving Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

            (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Tranche A Revolving Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; provided, however, that if a Default or Event of Default with respect to the Minimum Revolver Borrowing Availability covenant set forth in Section (a) of Annex G or any other Default or Event of Default that requires the consent of all Lenders for an amendment or waiver thereof has occurred and is continuing, no Advance shall be made, no Loan shall be converted into or continued as a LIBOR Loan and no Letter of Credit Obligations shall be incurred unless all Lenders shall have consented thereto;

            (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Revolver Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan; and

            (e) as to the funding of any Advance, the conversion or continuation of any Loan as a LIBOR Loan or the incurrence of any Letter of Credit Obligation occurring prior to the Final Order Date, (i) the Interim Order shall not have been entered by the Bankruptcy Court within 5 days after the Petition Date upon an application or motion of Borrower reasonably satisfactory in form and substance to Agent and on such prior notice to such parties as may in each case be reasonably satisfactory to Agent, (ii) the Interim Order shall not be in full force and effect or (iii) the Interim Order shall have been reversed, stayed, modified or amended.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

     2.3. Further Condition to Loans Made more than 30 Days after the Petition Date. No Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation after the date which is more than 30 days after the Petition Date, unless (i) the Final Order shall have been entered by the Bankruptcy Court upon an application or motion of Borrower reasonably satisfactory in form and substance to Agent and on such prior notice to such parties as may in each case be reasonably satisfactory to Agent, (ii) the Final Order shall be in full force and effect and (iii) the Final Order shall not have been reversed, stayed, modified or amended.

3.   REPRESENTATIONS AND WARRANTIES

            To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

     3.1. Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) subject to the entry of the Interim Order (or the Final Order, when applicable) by the Bankruptcy Court, has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.2. Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and the warehouses and premises (including all retail stores) at which any Collateral is located are set forth in Part I of Disclosure Schedule (3.2) and the current location of all retail stores owned or operated by each Credit Party is set forth on Part II of Disclosure Schedule (3.2), and, except as otherwise described on Disclosure Schedule (3.2), none of such locations has changed within 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists (a) the federal employer identification number of each Credit Party,
(b) the name of each Credit Party as it appears in official filings in the state of its incorporation or other organization, (c) the type of entity that it is and (d) its organization identification number issued by its state of incorporation or other organization or a statement that no such number has been issued.

     3.3. Corporate Power, Authorization, Enforceable Obligations. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage or deed of trust or any material lease, material agreement or other material instrument entered into or affirmed Postpetition to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and, subject to the entry of the Interim Order and the Final Order, each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

     3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Parent and its Subsidiaries, including, without limitation, Borrower, that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) Financial Statements. The following Financial Statements attached to the Officer's Certificate delivered in connection herewith have been delivered on the date hereof:

                 (i) The audited consolidated balance sheets at February 3, 2001 and the related statements of income and cash flows of Parent and its Subsidiaries, including, without limitation, Borrower, for the Fiscal Year then ended, certified by Arthur Andersen LLP.

                 (ii) The unaudited balance sheets at June 30, 2001 and July 31, 2001 and the related consolidated statements of income and cash flows of Parent and its Subsidiaries, including, without limitation, Borrower, for the five-month and six-month periods and the year to date then ended.

            (b) Projections. The Projections delivered on the date hereof and attached to the Officer's Certificate delivered in connection herewith have been prepared by Parent and Borrower to reflect projections for the 16-month period beginning August 2001 on a month-by-month basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

     3.5.   Material Adverse Effect. Between June 30, 2001 and the Closing Date,
(a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Financial Statements and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect.

     3.6.   Ownership of Property; Liens.

            (a) Set forth in Disclosure Schedule (3.6-II) is a true and accurate list of the Real Property Assets, which list (among other things) specifies (i) the Real Property Assets which are owned in fee by any Credit Party, (ii) the Store Leases and (iii) the Major Space Leases. The real estate (the "Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6) and copies of all such material leases, other than leases for Borrower's retail stores, have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. None of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such owned Real Estate, material leased Real Estate (it being understood that no lease with respect to any of the leased Real Estate has been recorded in any real estate filing or recording office) and other properties and assets. Disclosure Schedule (3.6) also describes any material purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. Except as disclosed on Disclosure Schedule (3.6), no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect. The Interim Order and the Final Order, will each grant to Agent, for its benefit and the benefit of Lenders, a legal, valid, binding first priority Lien on the applicable Real Estate other than the Kimco Priority Collateral and a legal, valid, binding second priority Lien on the Kimco Priority Collateral.

            (b) Leases. The Leases are in full force and effect and are enforceable in accordance with their respective terms and the Credit Parties have made available to Agent true, correct, complete and up-to-date copies of, and information regarding the same. Except as disclosed in writing to Agent as required by paragraph (l) of Annex E, Financial Statements and Projections--Reporting, there are no known material defaults by any landlord and no material or monetary defaults by any tenant under any Select Store Lease and, to each Credit Party's knowledge, no event has occurred or failed to occur which, with the giving of notice or the passage of time or both, would constitute such a default under any Select Store Lease. No lessor or lessee under any Select Store Lease has exercised any option or right to cancel or terminate such Select Store Lease, lease additional premises, or reduce or relocate the premises demised under such Select Store Lease.

            (c) Permits. With respect to each of the Select Real Property Assets and the other Mortgaged Real Property Assets, there are no Permits that have not been validly issued and are not in full force and effect the failure of which to obtain or maintain would have, or could reasonably be expected to have, an Adverse Property Effect.

     3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

     3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party other than Parent is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Parent is a public company with widely dispersed stock ownership. Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

     3.9. Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

     3.12.  ERISA.

            (a) Disclosure Schedule (3.12) lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. To the extent requested by Agent, copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by
Section 502(i) of ERISA or Section 4975 of the IRC.

            (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

     3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any of its property, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of, or the actual or intended priority of any security interest granted (or intended to be granted) under, any Loan Document, the Interim Order or the Final Order, or any action taken under any Loan Document, (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect or (c) that involve condemnation, eminent domain or similar proceedings. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date, there is no Litigation pending or threatened against any Credit Party that (x) could reasonably be expected to result in monetary damages in excess of $1,000,000, (y) seeks injunctive relief against any Credit Party, or (z) alleges criminal misconduct of any Credit Party.

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     3.14.  Brokers. No broker or finder acting on behalf of any Credit Party or
Affiliate thereof brought about the obtaining, making or closing of the transactions contemplated by this Agreement, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.

     3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Parent's Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended February 3, 2001, Parent's Forms 10-Q filed with the SEC for the fiscal quarter ended May 5, 2001, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain, when delivered, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will, upon entry of the Interim Order or the Final Order, at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Liens in favor of Kimco on the Kimco Priority Collateral.

     3.17.  Environmental Matters.

            (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing;
(v) no Credit Party is involved in operations or knows of any

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

facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" , except where it could not reasonably be expected to result in Environmental Liabilities, either individually or in the aggregate, in excess of $100,000, or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all recent (i.e. within the last five years) environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

     3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

     3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

     3.21. Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened, termination or cancellation of, or any material adverse modification or change in, the business relationship of any Credit Party with any supplier or factor material to its ongoing operations.

     3.22. Agreements and Other Documents. As of the Closing Date, to the extent requested by Agent, each Credit Party has provided to Agent or its counsel, on behalf of Lenders,

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

accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $1,000,000 per annum; licenses and permits, if any, held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

     3.23.  [Reserved].

     3.24.  Other Indebtedness.

            (a) As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Senior Unsecured Notes, the Senior Unsecured
Note Indentures and the Kimco DIP Credit Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The Loans and other transactions and actions contemplated by this Agreement do not conflict with and are permitted under the terms and conditions of each of the Senior Unsecured Notes, the Senior Unsecured Note Indentures and the Kimco DIP Credit Agreement.

            (b) No Indebtedness has been incurred, no advances have been made, and no obligations of any nature whatsoever are outstanding other than legal expenses in an amount not in excess of $450,000, under the Kimco Prepetition Credit Agreement or any of the other Kimco Prepetition Loan Documents.

     3.25.  Zoning; Land Use; Maintenance; Environmental Matters.

            (a) With respect to the Select Real Property Assets (a complete schedule of which is set forth on Disclosure Schedule I) and the other Mortgaged Real Property Assets, except as set forth in Disclosure Schedule (3.25), all roads and utilities (including, without limitation, roadways, driveways, walkways, sidewalks, water, oil, gas, telephone, sewer and electricity) which are necessary for the current use, occupancy, maintenance, repair, replacement, restoration, operation, management and ownership of such Select Real Property Assets and other Mortgaged Real Property Assets (i) have been connected and completed, and (ii) are available for use except where the failure to so have shall not have an Adverse Property Effect. Each Select Real Property Asset and other Mortgaged Real Property Asset has a legal right to access and egress from a public street via an easement or public road.

            (b) Except as set forth in Disclosure Schedule (3.25), none of the Select Real Property Assets or other Mortgaged Real Property Assets nor any portion thereof has been taken by or transferred in lieu of condemnation, eminent domain or similar proceedings.

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

            (c) Except as set forth in Disclosure Schedule (3.25), the Credit Parties have not requested, applied for or given their consent to, and have no knowledge of, any pending zoning change or variance with respect to any of the Select Real Property Assets or the other Mortgaged Real Property Assets.

            (d) Except as set forth in Disclosure Schedule (3.25), each Select Real Property Asset and other Mortgaged Real Property Asset which is owned in fee is assessed as a separate tax lot and no part of such Select Real Property Asset or other Mortgaged Real Property Asset is a part of any other tax lot.

            (e) Except as set forth in Disclosure Schedule (3.25), each Select Real Property Asset and other Mortgaged Real Property Asset and the use, occupancy, maintenance, repair, replacement, restoration, operation, management and ownership thereof comply with all Legal Requirements, except where the failure to so comply does not have an Adverse Property Effect.

            (f) Each Select Real Property Asset and other Mortgaged Real Property Asset which is owned in fee is an independent unit which does not rely on any drainage, sewer, access or other facilities located on any property not included in such Select Real Property Asset or other Mortgaged Real Property Asset (i) to fulfill any Legal Requirement, (ii) for structural support, (iii) to furnish to such Select Real Property Asset or other Mortgaged Real Property Asset any building systems or utilities or (iv) to fulfill the requirements of any agreement affecting such Select Real Property Asset or other Mortgaged Real Property Asset.

            (g) No building or other improvement not included in the Select Real Property Assets or other Mortgaged Real Property Assets relies on any part of the Select Real Property Assets or other Mortgaged Real Property Assets (i) to fulfill any Legal Requirement, (ii) for structural support or (iii) for the furnishing to such building or improvement of any building systems or utilities, except where such reliance does not have an Adverse Property Effect.

            (h) To the knowledge of the Credit Parties, there are no (1) underground storage tanks (active or abandoned) other than those listed on Disclosure Schedule (3.25), (2) polychlorinated biphenyl containing equipment and (3) friable asbestos-containing material located on, under, at, in and/or about any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect and all waste is discharged from the Real Property Assets into a public sanitary system in accordance with the Legal Requirements.

            (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted since 1999 by or on behalf of, and which are in the possession of, any Credit Party or any Subsidiary of any Credit Party with respect to any Premises which have not been delivered to Agent.

     3.26.  Reorganization Matters.

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

            (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for the hearing for the approval of the Interim Order and the Final Order has been given.

            (b) After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Borrower now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 504(a), 506(c), 507(a),
507(b), 546(c), 726, 1114 or any other provision of the Bankruptcy Code, as provided under Section 364(c)(1) of the Bankruptcy Code, subject, as to priority only to the Carve Out Reserve.

            (c) After the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, subject, as to priority, only to Liens in favor of Kimco on the Kimco Priority Collateral.

            (d) The Interim Order (with respect to the period prior to the Final Order Date) or the Final Order (with respect to the period on and after the Final Order Date), as the case may be, is in full force and effect and has not been reversed, stayed, modified or amended.

            (e) Notwithstanding the provisions of Section 362 of the Bankruptcy Code, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, Agent and Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1.   Reports and Notices.

            (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

            (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

     4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent to communicate directly with its independent certified public accountants, including Arthur Andersen LLP, and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information

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

relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), provided, however, that this Section 5.1 shall not prevent store closings or dispositions of assets that are expressly permitted by Section 6.8.

     5.2.   Payment of Charges.

            (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due.

            (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

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

     5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

     5.4.   Insurance; Damage to or Destruction of Collateral.

            (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

            (b) Agent reserves the right at any time upon any change in the risk profile of either Borrower or the Credit Parties, taken as a whole (including any change in the product mix maintained by either Borrower or the Credit Parties, taken as a whole, or any laws affecting the potential liability of either Borrower or the Credit Parties, taken as a whole) to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

            (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other

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

item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. All insurance proceeds, whether received by a Credit Party or by Agent, net of expenses, if any, incurred by Agent in collecting or handling such proceeds, shall be applied to the reduction of the Obligations in accordance with Section 1.3(d). If the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; however, if the casualty giving rise to such insurance proceeds could reasonably be expected to have a Material Adverse Effect or if such insurance proceeds exceed $500,000 in the aggregate, the applicable Credit Party shall not replace, restore, repair or rebuild the property without the prior written consent of Agent.

            (d) Upon request, the Credit Parties shall deliver evidence acceptable to Agent that insurance required to be obtained and maintained hereunder has been obtained.

     5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to OSHA, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6. Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

     5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall do (or cause to be done) all such actions as may be required to preserve and protect its rights in and to all Intellectual Property which is material to the conduct of its business (as currently conducted and/or proposed to be conducted by it).

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

     5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9. Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. If requested by Agent, each Credit Party shall use reasonable commercial efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location (other than retail store locations) where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory at that location (other than retail store locations) may, in Agent's discretion, be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space (other than retail store locations and related nearby temporary storage locations, temporary parking space for trailers and immaterial office space) shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the establishment of Reserves acceptable to Agent) or, if requested by Agent, until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Agent, in its discretion, shall determine whether to waive the above requirements that a landlord's agreement be obtained with respect to any Credit Party's leased real properties. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location (including without limitation, distribution centers and retail store locations) or public warehouse where any Collateral is or may be located except where contested in good faith in a manner which complies with the requirements of Section 5.2(b). To the extent permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall contemporaneously therewith provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with an environmental audit, mortgage title insurance commitment, real property survey, local counsel opinion, and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent. Agent, in its discretion, shall determine whether to waive any or all of the requirements set forth in the immediately preceding sentence with respect to any fee ownership interest in Real Estate acquired by any Credit Party after the Closing Date.

     5.10. Credit Card Agreements. To the extent requested to do so by Agent or Lenders, Borrower shall use its reasonable best efforts to obtain an agreement from each Credit Card Issuer or Credit Card Processor party to a Credit Card Agreement acknowledging Agent's first priority security interest in the monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such monies as Agent may direct, each of which agreements shall be in form and substance satisfactory to Agent.

     5.11. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

     5.12. Compliance with Legal Requirements; Hazardous Materials. Each Credit Party shall comply with all Legal Requirements pertaining to it, to each Real Property Asset and to its use, occupancy, maintenance, repair, replacement, restoration, operation, management and ownership thereof, except to the extent noncompliance shall not have an Adverse Property Effect. Each Credit Party shall indemnify, defend and hold harmless Agent and Lenders (and the affiliates, employees, agents, contractors, officers and directors of Agent and Lenders) from and against any and all loss, cost, liability, expense, claim, suit, demand and judgment (including,

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without limitation, attorneys' fees and disbursements) (1) in any way related to any violation of and/or failure to comply with any Legal Requirement (including, without limitation, CERCLA, RCRA and any other Environmental Law), (2) imposed upon each Credit Party and/or Agent or any Lender by any Legal Requirement (including, without limitation, CERCLA, RCRA and any other Environmental Law),
(3) in any way related to the use, discharge, distribution, generation, manufacture, refinement, transportation, treatment, storage, handling, disposition, transfer, production, processing, presence, release and/or threatened release on, over, under, from, at, in and/or about the Real Property Assets of any Hazardous Material (whether caused by the action, inaction and/or omission of a Credit Party or of any other Person), (4) in any way related to any personal injury (including, without limitation, wrongful death) and/or property damage (real or personal) arising out of and/or in any way related to such Hazardous Material, (5) in any way related to any lawsuit instituted or threatened, settlement reached and/or government order relating to such Hazardous Material and/or (6) in any way related to any violation of any policies and/or requirements of Agent which are based upon or in any way related to such Hazardous Material. In case any action and/or proceeding is brought against Agent or any Lender in connection with any Legal Requirement, each Credit Party shall, upon notice from Agent or such Lender, defend the same by counsel satisfactory to Agent or such Lender, as the case may be. Each Credit Party shall promptly pay the cost of such defense. The foregoing indemnity shall survive the repayment in full of the Obligations. Each Credit Party shall keep or cause the Real Property Assets to be kept free of Hazardous Materials. Notwithstanding the foregoing, a Credit Party may store and maintain at a Real Property Asset minimal amounts of Hazardous Materials provided the same are part of the Inventory and are customarily offered for sale and are being offered for sale to its retail customers in the regular course of such Credit Party's business and such are kept, stored and sold in compliance with Legal Requirements. Without limiting the generality of the foregoing, no Credit Party shall cause or permit (whether by the action, inaction or omission of the Credit Party or of any other Person) the use, discharge, distribution, generation, manufacture, refinement, transportation, treatment, storage, handling, disposition, transfer, production, processing, presence, release or threatened release of any Hazardous Material on, over, under, from, at, in and/or about the Real Property Assets (or any portion thereof). In the event that any Mortgage is foreclosed or any Credit Party tenders a deed in lieu of foreclosure, the Credit Party shall deliver the Real Property Assets (or any portion thereof) free of any and all Hazardous Materials.

     5.13.  Mortgages.

            (a) With respect to each parcel of Real Estate which was subject to a Mortgage in connection with the Existing Credit Agreement, the Credit Parties shall, prior to the entry of the Final Order, deliver to Agent, a Mortgage as to such parcel of Real Estate, which Mortgages shall evidence legal, valid and enforceable first priority Liens of Agent, on behalf of itself and Lenders.

            (b) With respect to any other Real Property Asset, if and to the extent that Kimco requests a Mortgage and any of the items set forth in Sections 1.18(b) and (c) of the Kimco DIP Credit Agreement in order to record and evidence Kimco's Lien on such Real Property Asset, then at the same time as such Mortgage and other items are delivered to Kimco,

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

the Credit Parties shall deliver to Agent a Mortgage and such other items in order to record and evidence Agent's Lien on such Real Property Asset.

     5.14.  Further Assurances.

            (a) Each Credit Party shall execute, acknowledge and deliver, from time to time within 10 days after demand therefor, such further documents and instruments as Agent may require to accomplish the purposes of any Loan Document (or any portion thereof). If any Credit Party shall fail to execute, acknowledge or deliver any such document or instrument, Agent shall be and is hereby irrevocably appointed the agent and attorney-in-fact of each Credit Party (which power is coupled with an interest) to execute, acknowledge and deliver the same.

            (b) Each Credit Party, immediately upon the execution, acknowledgement and delivery of any Mortgage, and thereafter from time to time within 10 days after demand therefor, shall cause each Mortgage and each such document or instrument to be filed, registered and/or recorded, and refiled, reregistered and/or rerecorded in such manner and in such places as may be required by any present or future Legal Requirement in order to (i) publish notice of and/or (ii) perfect the lien and estate of any Mortgage in and to the Mortgaged Real Property Assets, including, without limitation, any Select Real Property Asset.

            (c) If at any time any Credit Party grants a first priority lien (which is expressly permitted to be granted by the terms of this Agreement) on any Select Real Property Asset or any other real property interest in favor of Kimco, as agent on behalf of the Lenders under the Kimco DIP Credit Agreement, then the Credit Parties shall at the same time comply with all of the provisions of Section 5.13 with respect to such Select Real Property Asset or such other real property interest and shall at the same time provide Agent, on behalf of itself and Lenders, with a perfected Lien on such Select Real Property Asset or such other real property interest, as the case may be.

     5.15.  Leases.

            (a) Store Leases. With respect to each Select Store Lease (except with respect to stores being closed and leases being rejected), the Credit Parties shall:

                 (i) promptly perform and/or observe all of the covenants and agreements required to be performed and/or observed by the lessee under each Select Store Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

                 (ii) promptly notify Agent of any alleged default by any Person under each Select Store Lease;

                 (iii) promptly deliver to Agent a copy of each notice of default and other material notice to be provided or received in respect of any Select Store Lease; and

                 (iv) use its best efforts to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the lessor under each Select Store Lease.

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

            (b) Space Leases. With respect to Major Space Leases (except with respect to stores being closed and leases being rejected) encumbering a Real Property Asset subject to a Mortgage, the Credit Parties shall:

                 (i) promptly perform and/or observe all of the covenants and agreements required to be performed and/or observed by the lessor under each Major Space Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

                 (ii) promptly notify Agent of any alleged default by any Person under each Major Space Lease;

                 (iii) promptly deliver to Agent a copy of each notice of default and other material notice to be provided or received in respect of any Major Space Lease; and

                 (iv) use its best efforts to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the lessee under each Major Space Lease. All Space Leases entered into by any Credit Party after the date hereof shall be on commercially reasonable terms and on the form of such Credit Party (which form shall be pre-approved by Agent).

            (c) Right to Take Action. If any Credit Party shall fail to perform or observe (after the applicable notice and grace period) any of the covenants and/or agreements required to be performed and/or observed by it under any Select Store Lease or any Major Space Lease subject to a Mortgage (except with respect to stores being closed and leases being rejected), including, without limitation, payment of all rent and other charges due thereunder, Agent may, after 10 days' prior notice (except in emergencies and/or in situations where a failure sooner to perform or observe the same may result in a forfeiture under the Lease (in either of the foregoing cases, Agent shall give only such prior notice as is reasonable under the existing circumstances)), take such action as is appropriate to cause such covenants and/or agreements promptly to be performed and/or observed on behalf of the Credit Parties but no such action by Agent shall release any Credit Party from any of its obligations under the Loan Documents. Upon receipt by Agent from the counterparty under any Lease of any notice of default by the Credit Parties thereunder, Agent may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof may be questioned or denied by the Credit Parties or by any party on behalf of the Credit Parties.

            (d) Renewal Options. The Credit Parties shall, at least 2 months prior to the last day upon which the Credit Parties may validly exercise any option to renew or extend the term of any Select Store Lease (i) duly exercise such option (except with respect to stores being closed and leases being rejected) and (ii) give immediate notice thereof to Agent, provided, however, that the Credit Parties may elect not to renew a Select Store Lease if, after giving effect to such non-renewal, the Credit Parties shall be in compliance with Section 6.8. If the Credit Parties shall fail to so exercise any such option, Agent shall have, and is hereby granted, the irrevocable right to exercise such option, either in its own name and behalf, or in the name and behalf of the Credit Parties, all as Agent shall determine.

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

            (e) Written Statement. The Credit Parties shall, within 20 days after demand by Agent, deliver to Agent a written statement certifying as to any matter in connection with any Select Store Lease which is reasonably requested by Agent.

            (f) Arbitration or Appraisal Proceedings. The Credit Parties shall give Agent prompt notice of the commencement of any arbitration or appraisal proceeding in connection with or relating to any Real Property Asset. Agent shall have the right to intervene and participate in any such proceeding and the Credit Parties shall confer with Agent and its attorneys and experts and cooperate with them to the extent Agent deems reasonably necessary for the protection of Agent. If at the time any such proceeding shall be commenced, the Credit Parties shall be in default in the performance or observance of any covenant or agreement contained in any of the Select Store Leases or in any of the Loan Documents, beyond any applicable grace period, Agent shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of the Credit Parties the arbitrator(s) and/or appraiser(s) in such proceeding.

            (g)  Additional Select Store Lease Covenants.

                 (i) In the event any Select Store Lease shall be terminated by reason of a default thereunder by the applicable Credit Party and Agent shall require from the fee owner a new ground lease, the applicable Credit Party hereby waives any right, title and interest in and to such new ground lease or the leasehold estate created thereby, waiving all rights of redemption now or hereafter operable under any law.

                 (ii) The applicable Credit Party shall not elect to treat any Select Store Lease as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, but not limited to, section 365(h)(1) thereof) without Agent's prior written consent in the event of the bankruptcy of the owner of the fee. In addition, the applicable Credit Party shall, in the event of the owner of the fee's bankruptcy, reaffirm and ratify the legality, validity, binding effect and enforceability of the Mortgaged Store Lease and shall remain in possession of the land and the leasehold estate, notwithstanding any rejection thereof by the owner of the fee or any trustee, custodian or receiver.

                 (iii) The applicable Credit Party shall give Agent not less than five (5) Business Days prior written notice of the date on which the applicable Credit Party shall file any motion to any court or other governmental authority for authority and permission to reject (or otherwise attempt to reject) any Select Store Lease in the event that there shall exist under any other similar federal or state law now or hereafter in effect the right to do so and if the applicable Credit Party determines to reject the Select Store Lease, Agent shall have the right, but not the obligation, to serve upon the applicable Credit Party within such five (5) Business Day period a notice stating that (x) Agent demands that the applicable Credit Party assume and assign the Select Store Lease to Agent subject to and in accordance with the Bankruptcy Code and
(y) Agent covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Agent and of future performance under the Select Store Lease. If Agent serves upon the applicable Credit Party the notice described above, the applicable Credit Party shall not seek to reject the Select Store Lease and shall comply with

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

the demand provided for in clause (x) above within fifteen (15) days after the notice shall have been given by Agent.

                 (iv) During the continuance of an Event of Default, Agent shall have the right, but not the obligation, (i) to perform and comply with all obligations of the applicable Credit Party under the affected Select Store Lease without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such action as Agent deems necessary or desirable to prevent or cure any default by the applicable Credit Party under the Select Store Lease, including, without limitation, any act, deed, matter or thing whatsoever that the applicable Credit Party may do in order to cure a default under the Select Store Lease and (iii) to enter in and upon the land or any part thereof to such extent and as often as Agent deems necessary or desirable in order to prevent or cure any default of the applicable Credit Party under the Select Store Lease. The applicable Credit Party shall, within five (5) days after written request is made therefor by Agent, execute and deliver to Agent or to any party designated by Agent, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Agent pursuant to this Section or as may otherwise be required by Agent.

     5.16. Condition of the Real Property Assets. The Credit Parties shall (a) not permit the Select Real Property Assets or the other Mortgaged Real Property Assets (or any portion thereof) to be removed, demolished or materially altered,
(b) subject to the provisions of Section 5.4 and Section 1.3(d), repair, replace and restore the Select Real Property Assets and other Mortgaged Real Property Assets (and any Collateral located thereat) now or hereafter damaged or destroyed by any casualty or other event (whether or not insured against and insurable) or affected by any Taking so that, when repaired, replaced and restored, the same shall be (i) at least equal in quality, usefulness and value as the Select Real Property Asset, other Mortgaged Real Property Asset and/or Collateral which existed immediately prior to such casualty, event or Taking, as the case may be and (ii) of the same type and character as the type and character of the Collateral existing on the date hereof and (c) perform any and all construction, equipping, alteration, repair, replacement and/or restoration in a good and workmanlike manner, free and clear of all Liens (except, in the case of improvements to any Select Real Property Assets or other Mortgaged Real Property Assets, for the Permitted Encumbrances).

     5.17. Environmental Audits of Real Property Assets. With respect to any Real Property Asset, including, without limitation, any Mortgaged Real Property Asset, Select Real Property Asset, Select Store Lease or Mortgaged Store Lease, at any time and from time to time upon Agent's reasonable request, the Credit Parties shall engage environmental consultants acceptable to Agent or permit environmental consultants engaged by Agent to conduct such environmental audits, tests and sampling and to prepare such environmental reports as Agent shall reasonably request. All costs and related expenses of any such environmental audit, test, sampling or report whether prepared by consultants engaged by the Credit Parties and acceptable to Agent or by consultants engaged by Agent shall be paid by Borrower.

     5.18. Kimco DIP Credit Agreement. Within 6 Business Days after the Closing Date, the Lenders under the Kimco DIP Credit Agreement shall fund their entire $55,000,000 commitment thereunder.

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

6.   NEGATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

     6.1. Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

     6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, (including, without limitation, Section 6.3), no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $100,000; and (b) Parent may maintain its existing investments in its Subsidiaries as of the Closing Date.

     6.3.   Indebtedness.

            (a) No Credit Party shall create, incur, assume or permit to exist any Postpetition Indebtedness, except (without duplication) (i) the Loans and the other Obligations; (ii) Indebtedness consisting of intercompany loans and advances made by Borrower to any other Credit Party that is a Guarantor or by any such Guarantor to Borrower; provided, that: (A) Borrower shall have executed and delivered to each such Guarantor, and each such Guarantor shall have executed and delivered to Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by Borrower to such Guarantor or by such Guarantor to Borrower, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower and each other Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to Agent; and (D) with respect to loans and advances from Borrower to Parent: (1) such loans and advances shall be used by Parent solely (x) to make Restricted Payments permitted to be made by Parent under Section 6.14 or (y) to pay its general corporate expenses incurred in the ordinary course of business consistent with past practices so long as the outstanding amount of the loans and advances described in this clause (y) does not at any time exceed $5,000,000 in the aggregate and (2) no Default or Event of Default shall have occurred and be continuing or would result after giving effect thereto; and (iii) Indebtedness under the Kimco DIP Credit Agreement in an aggregate principal amount not to exceed $55,000,000, but not any increase in or refinancings, extensions, renewals, exchanges or replacements of such Indebtedness.

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

            (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than the Obligations.

     6.4.   Employee Loans and Affiliate Transactions.

            (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions (other than ordinary course transactions between or among the Credit Parties consistent with past practices) involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof and involving payments in excess of $250,000 are described in Disclosure Schedule (6.4(a)).

            (b) Other than existing loans in an aggregate amount not to exceed $600,000, no Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees on an arm's-length basis in the ordinary course of business consistent with past practices up to a maximum of $250,000 to any employee and up to a maximum of $1,100,000 in the aggregate at any one time outstanding.

            (c) No Credit Party shall directly or indirectly pay any compensation in any form (including, without limitation, salary, bonuses, commissions, fees and incentive compensation) to any of its employees or the employees of any other Credit Party, other than (i) in the ordinary course of business and consistent with the historical practices of such Credit Party, (ii) payments to employees pursuant to severance arrangements existing on the Closing Date or accounted for in the business plan described in clause (iii) of Section 3.4(a) (which business plan has been previously delivered to Agent and Lenders) or on substantially similar terms to such arrangements in the ordinary course of business and (iii) payments in respect of stock appreciation rights which were outstanding on the Closing Date and additional stock appreciation rights in respect of up to 100,000 shares of the common Stock of Parent.

     6.5. Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

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

     6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

     6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on Disclosure Schedule (6.3); and (c) Liens securing Indebtedness under the Kimco DIP Credit Agreement; provided, that such Liens (other than Liens on the Kimco Priority Collateral) shall at all times be junior to the Liens securing the Obligations. Other than Kimco's Liens in the Kimco Priority Collateral, no Lien permitted hereunder shall be pari passu or senior to Agent's Liens. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

     6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party's business, and (c) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures and/or Real Estate in connection with retail store locations which have been or are being closed; provided, that the number of such store closings shall not exceed the sum of (i) the 47 store closings that were previously identified in writing to Agent in connection with the filing of the Chapter 11 Cases and (ii) an additional 40 store closings to the extent agreed to by Agent in its discretion; provided, however, that no Inventory shall be permitted to be sold in connection with any store closings other than by Borrower itself in the ordinary course of business, unless Agent and/or Lenders shall have been given the opportunity to make a bid or solicit bids to purchase such Inventory. With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

     6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

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

     6.10. Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants set forth on Annex G.

     6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

     6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

     6.13. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

     6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3; (b) dividends and distributions (including repayment of the Intercompany Notes) by Subsidiaries of Parent paid to Parent to enable Parent to pay its then due and payable consolidated, combined or unitary income tax liabilities and general corporate expenses incurred in the ordinary course of business consistent with past practices, provided, that no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to this clause (b); (c) employee loans permitted under Section 6.4(b) and (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3.

     6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 30 days prior written notice to Agent, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Sections 9-506, 9-507 or 9-508 of the Code (or
Section 9-402(7) of the Code as in effect prior to July 1, 2001) or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year or state of incorporation.

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     6.16.  No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and the Kimco DIP Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower or a Subsidiary of Parent to Borrower.

     6.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

     6.18.  Leases; Real Estate Purchases.

            (a) No Credit Party shall enter into or assume any operating lease Postpetition other than operating leases of Equipment or Real Estate having aggregate operating lease payments payable for all Credit Parties not in excess of $155,000,000 per Fiscal Year. No Credit Party shall purchase any fee simple ownership interest in Real Estate, unless such Credit Party complies with the provisions of Section 5.9.

            (b) Changes to Leases. Except as otherwise permitted under this Agreement, the Credit Parties shall not (i) take any action, or exercise any rights or option under any Select Store Lease or Major Space Lease to extend or renew the same (except as otherwise set forth in this Agreement with respect to renewals of, or with respect to the purchase of, the applicable Real Property Asset), (ii) surrender, terminate and/or cancel or permit the surrender, termination and/or cancellation of any Select Store Lease or Major Space Lease prior to its scheduled expiration, (iii) reduce or permit the reduction of the term of any Select Store Lease or Major Space Lease, (iv) increase or permit the increase of the amount of any rent and/or other charges under any Select Store Lease or Major Space Lease, (v) supplement and/or amend or permit the supplement and/or amendment of any Select Store Lease or Major Space Lease to increase the property demised thereby, (vi) otherwise materially modify, change, supplement, alter and/or amend or permit the modification, change, supplement, alteration and/or amendment of any Select Store Lease or Major Space Lease (either orally or in writing), or (vii) assign any Leases. With respect to any Major Space Lease, accept or permit the prepayment of rent for a period in excess of one month. Any attempt on the part of the Credit Parties to exercise any of the foregoing rights without the consent of Agent shall be null and void.

     6.19. Changes Relating to Senior Unsecured Debt. No Credit Party shall change or amend the terms of the Senior Unsecured Notes or any Subordinated Debt (or any indenture or agreement in connection therewith).

     6.20. Credit Card Agreements. No Credit Party shall direct any Credit Card Processor or Credit Card Issuer to transfer any amounts owing to any Credit Party under a Credit Card Agreement to any account other than the Collection Account or, only in the case of American Express, the Concentration Account, in each case, without the consent of Agent.

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     6.21.  Kimco DIP Credit Agreement. No Credit Party shall amend, supplement or otherwise modify any of the Kimco DIP Loan Documents without the consent of Requisite Lenders; provided, that any such amendment, supplement or modification that would not adversely affect (a) the interests of any Credit Party or any Lender or (b) any Liens in favor of Agent, for the benefit of Lenders, in the Collateral, shall only require the consent of Agent, which will not be unreasonably withheld.

     6.22. Limitations of Use. No Credit Party shall initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restriction limiting and/or defining the uses which may be made of any portion of any Real Property Asset.

     6.23. Reclamation Claims. No Credit Party shall enter into any agreement to return any of its Inventory to any of its creditors for application against any Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims under Section 546(g) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against any of its Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount of Prepetition Indebtedness, Prepetition trade payables and other Prepetition claims subject to all such agreements, setoffs and recoupments since the Petition Date would exceed $1,000,000.

     6.24. Chapter 11 Claims. No Credit Party shall incur, create, assume, suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claims of Agent and Lenders against Borrower and the other Credit Parties, except as set forth in Section 1.18(b).

7.   TERM

     7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

     7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

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8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 5 Business Days following Agent's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 1.18, 1.19, 1.20, 5.4(a), 5.14(c) or
6, or any of the provisions set forth in Annexes C or G, respectively.

            (c) Borrower (i) fails or neglects to perform, keep or observe any of the provisions set forth in Annex E and the same shall remain unremedied for 3 Business Days or more, (ii) fails to deliver the Borrowing Base Certificate as set forth in Annex F and the same shall remain unremedied for 1 Business Day or more or (iii) fails or neglects to perform, keep or observe any of the other provisions set forth in Annex F and the same shall remain unremedied for 2 Business Days or more.

            (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 30 days or more.

            (e) Except for defaults occasioned by the filing of the Chapter 11 Cases and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits a Credit Party from complying, a default or breach occurs under any other agreement, document or instrument entered into either (x) Prepetition and which is affirmed after the Petition Date or (y) Postpetition, to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $3,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $3,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

            (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base

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

Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (g) Any final judgment or judgments for the payment of money in excess of $1,500,000 in the aggregate or which, either individually or in the aggregate, in Agent's or Lenders' sole discretion, would significantly impair Borrower's or any other Credit Party's financial conditions, operations or ability to perform its obligations under this Agreement and the other Loan Documents, at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

            (h) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (i)  Any Change of Control occurs.

            (j) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility or facilities of Borrower generating directly or indirectly more than 10% of Borrower's revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 15 days.

            (k) Any default or breach by any Credit Party occurs and is continuing under the Kimco DIP Credit Agreement or any other Kimco DIP Loan Document and is not cured with the applicable grace period, if any.

            (l) The entry of an order dismissing any Chapter 11 Case or converting any such case to one under Chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading seeking the dismissal of any of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise.

            (m) The entry of an order appointing a Chapter 11 trustee in any of the Chapter 11 Cases.

            (n) The entry of an order in any of the Chapter 11 Cases granting any other superpriority administrative claim or Lien equal or superior to that granted to Agent, on behalf of itself and Lenders (or the filing of an application by any Credit Party to approve any such superpriority administrative claim), other than the Liens granted to Kimco in the Kimco Priority Collateral or unless the proceeds of a new loan will repay in full all Obligations;.

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            (o)  The entry of an order in any of the Chapter 11 Cases modifying, staying, vacating, reversing or amending the Interim Order or the Final Order.

            (p) The entry of an order in any of the Chapter 11 Cases modifying this Agreement or any other Loan Document, the Interim Order or the Final Order.

            (q) The entry of an order in any of the Chapter 11 Cases appointing an examiner having enlarged powers (beyond those set forth under Bankruptcy Code Sections 1106(a)(3) and (4)) or person having similar powers and functions.

            (r) The entry of an order in any of the Chapter 11 Cases avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement.

            (s) The allowance of any claims arising under Section 506(c) of the Bankruptcy Code against Agent or any Lender or the Collateral if, after giving effect to such allowance, the aggregate amount of all such claims allowed since the Petition Date would exceed $250,000, or the commencement of any action adverse to Agent or any Lender or their respective rights and remedies under the Loan Documents.

            (t) The incurrence by any Credit Party of Indebtedness with priority equal to or greater than the Obligations, other than Indebtedness under the Kimco DIP Credit Agreement to the extent that such Indebtedness is secured by Kimco's Liens in the Kimco Priority Collateral.

            (u)  Any Credit Party shall bring a motion in any Chapter 11 Case:
(i) to obtain working capital financing from any Person other than Agent and Lenders under Section 364(d) of the Bankruptcy Code; (ii) to obtain financing from any Person other than Agent and Lenders under Section 364(c) of the Bankruptcy Code (other than the Kimco DIP Credit Agreement or with respect to a financing used, in whole or in part, to repay in full the Obligations); (iii) to grant any Lien upon or affecting any Collateral other than Liens expressly permitted by Section 6.7; (iv) to use Cash Collateral of Agent and Lenders under
Section 363(c) of the Bankruptcy Code; or (v) to authorize any other action or actions adverse to Agent or Lenders, or their rights and remedies hereunder or their interests in the Collateral.

            (v) The entry of an order by the Bankruptcy Court in any of the Chapter 11 Cases granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor (other than Agent and Lenders or, to the extent permitted under the Kimco DIP Intercreditor Agreement, Kimco) to execute upon or enforce a Lien on any Collateral if, after giving effect thereto, the aggregate amount of all claims as to which such relief has been granted since the Petition Date would exceed $1,000,000, or (ii) with respect to any Lien of, or the granting of any Lien on any Collateral to, any state or local environmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect.

            (w) There shall commence any suit or action against Agent or any Lender by or on behalf of (i) any Credit Party, (ii) the Environmental Protection Agency, (iii) any state environmental protection or health and safety agency, or (iv) any official committee in any of the

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Chapter 11 Cases, in each case that asserts a claim in excess of $1,000,000 or seeks a legal or equitable remedy that would have the effect of subordinating the claim or Lien of Agent or any Lender to a claim in excess of $1,000,000 and, if such suit or action is commenced by any Person other than any Credit Party or any Subsidiary, officer, or employee of any Credit Party, such suit or action shall not have been dismissed or stayed within 30 days after service thereof on Agent or such Lender, as applicable, and, if stayed, such stay shall have been lifted.

            (x) The failure of any Credit Party to perform any of its material obligations under the Interim Order or the Final Order.

            (y) The entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization which does not contain a provision for termination of the Commitments and repayment in full in cash of all Obligations on or before the effective date of such plan or plans.

            (z) Except as permitted by the Interim Order or the Final Order, any Credit Party shall make any payment in respect of Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims, other than any such payments authorized by the Bankruptcy Court (i) in accordance with other "first day" orders reasonably satisfactory to Agent, (ii) in respect of certain critical vendors, (iii) in respect of accrued payroll and related expenses and employee benefits as of the Petition Date, (iv) in respect of cure payments under assumed leases and executory contracts, and (v) not in excess of $1,000,000 in respect of other obligations.

     8.2.   Remedies.

            (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Tranche A Revolving Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon, any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion, if such suspension occurred at Agent's direction (or in the sole discretion of the Requisite Tranche A Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. With respect to any Default or Event of Default based upon a breach of the Minimum Revolving Borrowing Availability covenant set forth in Section (a) of Annex G or any other Default or Event of Default that requires the consent of all Lenders for an amendment or waiver thereof, the provisions of Section 2.2(c) shall govern rather than the provisions of the immediately preceding sentence. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

            (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), notwithstanding the provisions of Section 362

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of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, upon 3 Business Days written notice to Borrower: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies under the Code; or (iv) in addition to the foregoing, Agent shall have the right to direct Borrower to assume and assign any of the Leases to Agent's designees in accordance with and subject to Section 365 of the Bankruptcy Code. If any Event of Default has occurred and is continuing, Agent and any of its officers, employees and agents may (and at the written request of the Requisite Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, upon 3 Business Days written notice to Borrower, enter onto any Real Property Asset of any Credit Party, including, without limitation, any store or distribution center location, in connection with an orderly liquidation of the Collateral.

     8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard,
(b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

     9.1.   Assignment and Participations.

            (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Person of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (other than with respect to an assignment to another Lender and which consent shall not be unreasonably withheld or delayed with respect to any other Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial

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assignment, the assignee Lender (if it is an investment fund, together with all other Lenders managed by the same investment advisor) shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender (if it is an investment fund, together with all other Lenders managed by the same investment advisor) shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, any Lender may assign the Obligations held by it in any amount to any other Lender and any Lender that is an investment fund may assign any portion of the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor, in each such instance, without regard to the $5,000,000 minimum assignment amount required above; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

            (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations

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

hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).

            (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may pledge to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrower, all or any of its interest in the Loans, or may grant to an SPC the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(f) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

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     9.2.   Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender hereby authorizes GE Capital to consent, on behalf of such Lender, to an Interim Order substantially in the form attached as Exhibit 9.2(a) hereto and a Final Order substantially in the form attached as Exhibit 9.2(b) hereto. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            If Agent shall request instructions from Requisite Lenders, Requisite Tranche A Revolving Lenders, Requisite Tranche B Revolving Lenders, Requisite Term Lenders, Supermajority Term Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Tranche A Revolving Lenders, Requisite Tranche B Revolving Lenders, Requisite Term Lenders, Supermajority Term Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Tranche A Revolving Lenders, Requisite Tranche B Revolving Lenders, Requisite Term Lenders, Supermajority Term Lenders or all affected Lenders, as applicable.

            Agent shall have the right from time to time after the date hereof to appoint such additional Co-Agents as it may elect.

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     9.3.   Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor
any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     9.4. GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

     9.6. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according

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to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

     9.7. Successor Agent. Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

     9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized (notwithstanding the provisions of Section 362 of the Bankruptcy

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

Code, without any application, motion or notice to, or order from, the Bankruptcy Court) at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset, recoup and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower and each Guarantor agrees, to the fullest extent permitted by law (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court), that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

     9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a)  Advances; Payments.

                 (i) Tranche A Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Tranche A Revolving Lenders, promptly after receipt of a Notice of Tranche A Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Tranche A Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Tranche A Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Tranche A Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Tranche A Revolving Credit Advance to Borrower.

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

All payments by each Tranche A Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                 (ii) On the 2nd Business Day of each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Tranche A Revolving Lender will make its Pro Rata Share of each Tranche A Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Tranche A Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Tranche A Revolving Lender without setoff, counterclaim or deduction of any kind. If any Tranche A Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Tranche A Revolving Lender or to relieve any Tranche A Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Tranche A Revolving Lender as a result of any default by such Tranche A Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Tranche A Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Tranche A Revolving Lender.

            (c)  Return of Payments.

                 (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                 (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement

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

or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or payment or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Tranche A Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

     9.10. Syndication Agents, Documentation Agents and Co-Agents. Agent shall have the right, in its sole discretion, at any time and from time to time after the date hereof, to appoint such Syndication Agents, Documentation Agents and Co-Agents under this Agreement as Agent

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

shall determine; provided, that the parties hereto acknowledge and agree that no Person that hereafter becomes a Syndication Agent, Documentation Agent or Co-Agent shall have, by reason of its designation as Syndication Agent, Documentation Agent, or Co-Agent, any power, duty, responsibility or liability whatsoever under this Agreement or any other Loan Document.

10.  SUCCESSORS AND ASSIGNS

     10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

     11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter or fee letter (other than the GE Capital Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2.  Amendments and Waivers.

            (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Tranche A Revolving Lenders, Requisite Tranche B Revolving Lenders, Requisite Term Lenders, Supermajority Term Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

            (b) No amendment, modification, termination or waiver of or consent with respect to the Minimum Revolver Borrowing Availability covenant set forth in paragraph (a) of Annex G or with respect to any provision of this Agreement that increases the percentage advance rates or dollar amounts set forth in the definitions of "Eligible Inventory Reserve",

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"Revolver Borrowing Base" or "Term Borrowing Base" shall be effective unless the same shall be in writing and signed by Agent and all Lenders. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that amends the definitions of "Eligible Inventory Reserve" (except as set forth in the immediately preceding sentence), "Eligible Real Estate", "Term Borrowing Availability", "Term Borrowing Availability Reserve" or "Term Borrowing Base," (except as set forth in the immediately preceding sentence) or increases the interest rate payable on the Revolving Credit
Advances without an equal corresponding increase in the interest rate payable on the Term Loan shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders, Supermajority Term Lenders and Borrower. In addition to any voting requirements set forth in Section 2.2, no amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Tranche A Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, and in addition to any voting requirements set forth in Section 2.2, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Tranche A Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that changes the order of application of prepayments from proceeds of asset dispositions, if any, not permitted by Section 6.8 as in effect on the Closing Date shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders, Requisite Tranche B Revolving Lenders and Borrower.

            (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii) or (iii)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $25,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Tranche A Revolving Lenders", "Requisite Tranche B Revolving Lenders", "Requisite Term Lenders" or "Supermajority Term Lenders" insofar as such definitions affect the substance of this Section 11.2. In addition, no amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement or any other Loan Document that changes or would change the order of application or priority of payments among the Tranche A Revolving Lenders, Tranche B Revolving Lenders and Term Lenders shall be effective unless the same shall be in

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

writing and signed by Agent, all Lenders and Borrower. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                 (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                 (ii) requiring the consent of Supermajority Term Lenders, the consent of Requisite Term Lenders is obtained, but the consent of Supermajority Term Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3. Fees and Expenses. Borrower shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants

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and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing or recordation of the Loan Documents and incurred in connection with:

            (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

            (b) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

            (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

            (e) the review of pleadings and documents related to any Chapter 11 Case and any subsequent chapter 7 case, attendance at all hearings and meetings related to any Chapter 11 Case and any subsequent chapter 7 case, and general monitoring of any Chapter 11 Case and any subsequent chapter 7 case;

            (f) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

            (g) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (g) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4. No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

     11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

     11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

     11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT

AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

     11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart signature page to this Agreement by fax transmission shall be as effective as delivery of an original manually executed counterpart.

     11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL

RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14. Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     11.15. Reinstatement. This Agreement shall remain in full force and effect and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

     11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.18. Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens and other rights and privileges created hereby or pursuant to the Security Agreement, the Pledge Agreements or any other Loan Document shall be binding upon each Credit Party, the estate of each Credit Party, and any trustee or successor in interest of any Credit Party in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This

Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent and each Lender and each of their respective assigns, transferees and endorsees. The Liens created by this Agreement, the Security Agreement, the Pledge Agreements and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Agent file financing statements or otherwise perfect its security interests or Liens under applicable law.

     11.19. Subordination of Intercompany Leases. All leases or subleases between any Credit Party or any Affiliate thereof and any other Credit Party (or Affiliate thereof) affecting any Real Property Assets are hereby made subject and subordinate to the Liens in favor of Agent under the Collateral Documents, the Interim Order and the Final Order.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                      AMES MERCHANDISING CORPORATION,
                                      as debtor and debtor-in-possession



                                      By: /s/ ROLANDO DE AGUIAR
                                          -------------------------------------
                                          Name: Rolando de Aguiar
                                          Title: Vice President




                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Agent and Lender



                                      By: /s/ STEPHEN M. METIVIER
                                          -------------------------------------
                                          Name: Stephen M. Metivier
                                          Title: Vice President



                       SIGNATURE PAGE TO CREDIT AGREEMENT

            The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as the Borrower.

                                      AMES DEPARTMENT STORES, INC.,
                                      as debtor and debtor-in-possession



                                      By: /s/ ROLANDO DE AGUIAR
                                          -------------------------------------
                                          Name: Rolando de Aguiar
                                          Title: Senior Executive Vice President




                                      AMES REALTY II, INC.,
                                      as debtor and debtor-in-possession



                                      By: /s/ ROLANDO DE AGUIAR
                                          -------------------------------------
                                          Name: Rolando de Aguiar
                                          Title: Vice President




                                      AMES TRANSPORTATION SYSTEMS, INC.,
                                      as debtor and debtor-in-possession



                                      By: /s/ ROLANDO DE AGUIAR
                                          -------------------------------------
                                          Name: Rolando de Aguiar
                                          Title: Vice President




                                      AMESPLACE.COM, INC.,
                                      as debtor and debtor-in-possession



                                      By: /s/ ROLANDO DE AGUIAR
                                          -------------------------------------
                                          Name: Rolando de Aguiar
                                          Title: President



                       SIGNATURE PAGE TO CREDIT AGREEMENT

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

         "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "Accounting Changes" has the meaning ascribed thereto in Annex G.

         "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel, under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, if any, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

         "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

         "Adverse Property Effect" shall mean any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial or other condition of any Credit Party individually or of the Credit Parties taken as a whole, (b) materially impairs the ability of the Borrower or any Credit Party to perform its respective obligations under this Agreement or any other Loan Document or (c) materially and adversely affects any particular Real Property Asset, or the Lien (including, without limitation, the intended priority thereof) granted to Agent (for the benefit of itself and the other Lenders) with respect to the applicable Real Property Asset, or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to Agent or Lenders with respect to the applicable Real Property Asset; provided, however, that any event or condition will be deemed to have an "Adverse Property Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a materiality exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in an "Adverse Property Effect", even though, individually, such event or condition would not do so.

         "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

         "Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

         "Agreement" means the Credit Agreement by and among Borrower, the other Credit Parties party thereto, GE Capital, as Agent and Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Amesplace" has the meaning ascribed thereto in the preamble to the Agreement.

         "Ames Senior Unsecured Note Indenture" means that certain Indenture, dated as of April 27, 1999, among Parent, Ames FS, Inc., Ames Transportation Systems, Inc., AMD, Inc., Borrower and The Chase Manhattan Bank, as trustee, along with any amendments, supplements or other modifications thereto, pursuant to which the Ames Senior Unsecured Notes were issued.

         "Ames Senior Unsecured Notes" means those certain 10% Senior Unsecured Notes of Parent due 2006 in the original principal amount of $200,000,000 and any notes issued in exchange therefor.

         "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

         "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

         "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin and the Applicable Revolver LIBOR Margin.

         "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

         "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

         "Applicable Term Loan Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

         "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrower's non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

         "AR II" has the meaning ascribed thereto in the preamble to the Agreement.

         "Assignment Agreement" has the meaning ascribed to it in Section
9.1(a).

         "ATS" has the meaning ascribed thereto in the preamble to the Agreement.

         "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C.ss.ss. 101 et seq.

         "Bankruptcy Court" has the meaning ascribed thereto in the recitals to the Agreement.

         "Base Inventory Appraisal" means the appraisal conducted by GB Asset Advisors LLC of the value of Borrower's Inventory, dated July 2001.

         "Base Real Estate Appraisal" means, as to each parcel of Eligible Real Estate, the appraisal conducted by Cushman and Wakefield of the value of such parcel of Eligible Real Estate, each such appraisal dated as of a date prior to the Closing Date under and as defined in the Existing Credit Agreement.

         "Blocked Accounts" has the meaning ascribed to it in Annex C.

         "Borrower" has the meaning ascribed thereto in the preamble to the Agreement.

         "Borrower Pledge Agreement" means the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

         "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as
Exhibit 4.1(b).

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

         "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

         "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) other than retail store locations by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Carve Out Reserve" has the meaning ascribed to it in Section 1.18.

         "Cash Collateral" shall mean "cash collateral" as that phrase is defined in Section 363(a) of the Bankruptcy Code.

         "Cash Collateral Account" has the meaning ascribed to it Annex B.

         "Cash Equivalents" has the meaning ascribed to it in Annex B.

         "Cash Management Systems" has the meaning ascribed to it in Section
1.8.

         "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 25% or more of the issued and outstanding shares of capital Stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the Stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower and each other Credit Party.

         "Chapter 11 Case" and "Chapter 11 Cases" have the meaning ascribed thereto in the recitals to the Agreement.

         "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims, water and sewer rates or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties (whether real, personal or mixed) or other assets, or (e) any other aspect of any Credit Party's business.

         "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

         "Closing Date" means August __, 2001.

         "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

         "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "Collateral" means the property covered (or intended to be covered) by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, of any Credit Party.

         "Collateral Documents" means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Trademark Security Agreement, the Intercreditor Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

         "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

         "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021

001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

         "Commitment Termination Date" means the earliest of (a) the second anniversary of the Closing Date, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0), (d) the date that is five days after the Petition Date if the Interim Order has not been entered by the Bankruptcy Court by such date; (e) the date that is 30 days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date, unless the Interim Order has been extended with Agent's written consent to a date acceptable to Agent; (f) the date upon which the Interim Order expires, unless the Final Order shall have been entered and become effective by such date; and (g) the date a plan of reorganization in any Chapter 11 Case becomes effective.

         "Commitments" means (a) as to any Lender, the aggregate of such Lender's Tranche A Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Tranche A Revolving Loan Commitment), Tranche B Revolving Loan Commitment and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Tranche A Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Tranche A Revolving Loan Commitment), Tranche B Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Seven Hundred Million Dollars ($700,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

         "Compliance Certificate" has the meaning ascribed to it in Annex E.

         "Concentration Account" has the meaning ascribed to it in Annex C.

         "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

         "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

         "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

         "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "Credit Card Issuer" shall mean any Person (other than Borrower or any other Credit Party) who issues or whose members issue credit cards.

         "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrowers' sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         "Credit Parties" means Parent, Borrower, and all of their respective Subsidiaries.

         "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" has the meaning ascribed to it in Section 1.5(d).

         "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

         "Disbursement Accounts" has the meaning ascribed to it in Annex C.

         "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

         "Documents" means any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

         "Dollars" or "$" means lawful currency of the United States of America.

         "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) in excess of $2,000,000 during the twelve-month period ended on the last day of such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (d) for the Fiscal Year ending February 3, 2001 only, an amount not to exceed $140,000,000 in respect of non-recurring restructuring charges and incremental inventory mark-downs in connection with the closing of up to 33 stores. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve (other than ordinary course reserves and accruals), except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

         "Eligible Accounts" has the meaning ascribed to it in Section 1.6 of the Agreement.

         "Eligible Inventory" has the meaning ascribed to it in Section 1.7 of the Agreement.

         "Eligible Inventory Reserve" means, as of any date of determination, the excess, if any, of the aggregate value of Eligible Inventory (other than Eligible L/C Inventory and Eligible In-Transit Inventory) included in the Revolver Borrowing Base and the Term Borrowing Base over the lesser of (a) 85% of the book value of such Eligible Inventory, whether valued at the lower of cost (determined on a first-in, first-out basis) or market, and (b) 92.5% of the net appraised liquidation value of such Eligible Inventory as determined by the Most Recent Inventory Appraisal.

         "Eligible In-Transit Inventory" means all finished goods inventory owned by Borrower and not covered by Letters of Credit, which finished goods Inventory is in transit to one of Borrower's or another Credit Party's locations from a location not then owned or leased by any Credit Party, and, for every location other than a retail store location, as to which a satisfactory landlord waiver has been obtained, or appropriate rent Reserves have been taken, and which finished goods Inventory (a) has been fully paid for or is subject to payment terms which are not overdue and is owned by Borrower, (b) is fully insured on terms satisfactory to Agent, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (e) is otherwise deemed to be "Eligible Inventory" hereunder. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible In-Transit Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth above, to establish new criteria and to adjust advance rates with respect to Eligible In-Transit Inventory in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments, new criteria or the elimination of Reserves (other than the elimination of Reserves established by Agent on the Closing Date or thereafter with respect to specific costs, expenses or conditions if, in Agent's reasonable credit judgment, the costs, expenses or conditions that were the basis for such Reserve have been remedied such that a Reserve is no longer appropriate) which have the effect of making more credit available and subject to the approval of all Lenders in the case of increases in the advance rates.

         "Eligible L/C Inventory" means all finished goods Inventory owned by Borrower and covered by documentary Letters of Credit acceptable to Agent, which finished goods Inventory is in transit to one of Borrower's or another Credit Party's locations from a location not then owned or leased by any Credit Party, and, for every location other than a retail store location, as to which a satisfactory landlord waiver has been obtained, or appropriate rent Reserves have been taken, and which finished goods Inventory (a) is owned by Borrower,
(b) is fully insured on terms satisfactory to Agent, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (e) is otherwise deemed to be "Eligible Inventory" hereunder. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible L/C Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth above, to establish new criteria and to adjust advance rates with respect to Eligible L/C Inventory in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments, new criteria or the elimination of Reserves (other than the elimination of Reserves established by Agent on the Closing Date or thereafter with respect to specific costs, expenses or conditions if, in Agent's reasonable credit judgment, the costs, expenses or conditions that were the basis for such Reserve have been remedied such that a Reserve is no longer appropriate) which have the effect of making more credit available and subject to the approval of all Lenders in the case of increases in the advance rates.

         "Eligible Real Estate" means (i) Borrower's distribution center in Leesport, Pennsylvania, (ii) Borrower's distribution center in Mansfield, Massachusetts and (iii) the Credit Parties' corporate headquarters owned by Parent in Rocky Hill, Connecticut, provided, that, Eligible Real Estate shall not in any event include any Real Estate (a) which is not owned by Borrower or Parent, (b) which is not subject to a valid and enforceable first priority lien in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law), (c) as to which the applicable Credit Party shall not have delivered to Agent title insurance policies, current as-built surveys (provided, that, prior to the delivery of such surveys, Agent may establish a Reserve against the Revolver Borrowing Base in an amount determined by Agent), zoning letters or an opinion of local counsel with respect to compliance with zoning matters and certificates of occupancy or such other evidence of the absence of outstanding notices of violations and other building code regulation issues as Agent shall otherwise require, in each case satisfactory in form and substance to Agent, (d) as to which the Most Recent Real Estate Appraisal is older than January 23, 2001 or (e) which is not otherwise acceptable to Agent in its reasonable credit judgment, whether for environmental reasons or otherwise. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Real Estate from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth above, to establish new criteria and to adjust advance rates with respect to Eligible Real Estate in its reasonable credit judgment, subject to the approval of Requisite Lenders and Requisite Term Lenders in the case of adjustments, new criteria or the elimination of Reserves (other than the elimination of Reserves established by Agent on the Closing Date or thereafter with respect to specific costs, expenses or conditions if, in Agent's reasonable credit judgment, the costs, expenses or conditions that were the basis for such Reserve have been remedied such that a Reserve is no longer appropriate) which have the effect of making more credit available and subject to the approval of all Lenders in the case of increases in the advance rates.

         "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42
U.S.C.

ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

         "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

         "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

         "Event of Default" has the meaning ascribed to it in Section 8.1.

         "Existing Credit Agreement" means the Credit Agreement, dated as of March 2, 2001 and amended by Amendment No. 1 thereto, dated as of August 3, 2001, among Borrower, the Credit Parties, GE Capital, as Agent and Lender, Congress Financial Corporation, as Syndication Agent, GMAC Commercial Credit LLC and GMAC Business Credit, LLC, as Co-Documentation Agents, the Co-Agents party thereto and the Lenders party thereto, as the same has been amended, supplemented or otherwise modified prior to the Petition Date.

         "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C.ss.201 et seq.

         "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "Fees" means any and all fees and other amounts payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

         "Final Order" means an order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) which order shall, among other things, modify the automatic stay under Section 362 of the Bankruptcy Code to permit the creation and perfection of Agent's Liens on the Collateral, provide for the replacement and repayment in full in cash of the Indebtedness under the Existing Credit Agreement, provide for the automatic vacation of the automatic stay to permit the enforcement of Agent's and Lender's remedies under the Loan Documents and otherwise to be in form and substance satisfactory to Agent, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Agent and Requisite Lenders and approved by the Bankruptcy Court.

         "Final Order Date" means the date of entry of the Final Order by the Bankruptcy Court.

         "Financial Covenants" means the financial covenants set forth in Annex
G.

         "Financial Statements" means the consolidated income statements, statements of cash flows and balance sheets of Parent and Borrower delivered in accordance with Section 3.4 and Annex E.

         "Fiscal Month" means any of the monthly accounting periods of Parent and Borrower.

         "Fiscal Quarter" means any of the quarterly accounting periods of Parent and Borrower, ending on or about April 30, July 31, October 30 and January 31 of each year.

         "Fiscal Year" means any of the annual accounting periods of Parent and Borrower ending on or about January 31 of each year.

         "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense (other than (i) the amortization of deferred financing costs and (ii) to the extent included in Interest Expense, expenses under capital leases of retail store locations) paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period, plus (d) Lease Expenses paid or accrued during such period.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA plus Lease Expenses to Fixed Charges.

         "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

         "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

         "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

         "GE Capital Fee Letter" means that certain letter, dated of even date herewith, between GE Capital, Borrower and the other Credit Parties with respect to certain Fees to be paid from time to time to GE Capital, individually.

         "General Intangibles" means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

         "Goods" means any "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes and standing timber that is cut and removed for sale.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guaranties" means, collectively, the Parent Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

         "Guarantors" means Parent, each Subsidiary of Parent other than Borrower and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

         "Hills Senior Unsecured Note Indenture" means that certain Indenture dated as of April 19, 1996, among Hills Stores Company, Hills Department Store Company, C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., HDS Transport, Inc., Hills Distributing Company and Fleet National Bank, as trustee, as supplemented by that certain First Supplemental Indenture thereto dated as of December 24, 1998, and that certain Second Supplemental Indenture thereto dated as of April 15, 1999, pursuant to which the Hills Senior Unsecured Notes were issued.

         "Hills Senior Unsecured Notes" means those certain 12.5% Senior Unsecured Notes of Hills Stores Company due 2003 in the aggregate original principal amount of $195,000,000 of which approximately $44,000,000 in aggregate principal amount remain outstanding as of the Closing Date.

         "Indebtedness" means, with respect to any Person, without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

         "Indemnified Liabilities" has the meaning ascribed to it in Section
1.13.

         "Indemnified Person" has the meaning ascribed to it in Section 1.13.

         "Index Rate" means, for any day, a floating rate equal to the higher of
(i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

         "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

         "Intercompany Notes" has the meaning ascribed to it in Section 6.3.

         "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

         "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

         "Interim Order" means an order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing under Bankruptcy Rule 4001(c)(2), which order shall, among other things, modify the automatic stay under Section 362 of the Bankruptcy Code to permit the creation and perfection of Agent's Liens on the Collateral, provide for the replacement and repayment in full in cash of the Indebtedness under the Existing Credit Agreement, provide for the automatic vacation of the automatic stay to permit the enforcement of Agent's and Lender's remedies under the Loan Documents and otherwise to be in form and substance satisfactory to Agent, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Agent and Requisite Lenders and approved by the Bankruptcy Court.

         "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

         "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all
commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

         "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "IRS" means the Internal Revenue Service.

         "Kimco" shall mean Kimco Funding, LLC, a Delaware limited liability company.

         "Kimco DIP Credit Agreement" has the meaning ascribed to it in Section 2.1.

         "Kimco DIP Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of August __, 2001, by and between Agent and Kimco and acknowledged and consented to by Borrower and the other Credit Parties, as the same may be amended, supplemented, restated or otherwise modified.

         "Kimco DIP Loan Documents" means the Kimco DIP Credit Agreement, the Kimco DIP Intercreditor Agreement and all other agreements, instruments, documents or certificates executed and delivered in connection therewith, including, without limitation, any and all mortgages, security agreements and guaranties executed and delivered by any Credit Party in connection therewith.

         "Kimco Prepetition Credit Agreement" means that certain Credit Agreement, dated as of August 3, 2001, among Ames Realty II, Inc., as borrower, the other Credit Parties signatory thereto, Kimco, as a lender and as agent for lenders, and the other lenders party thereto.

         "Kimco Prepetition Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of August 3, 2001, by and between Borrower, the other Credit Parties, Agent, as agent under the Existing Credit Agreement and Kimco, as the same may be amended, supplemented, restated or otherwise modified.

         "Kimco Prepetition Loan Documents" means the Kimco Prepetition Credit Agreement, the Kimco Prepetition Intercreditor Agreement and all other agreements, instruments, documents or certificates executed and delivered in connection therewith, including, without limitation, any and all mortgages, security agreements and guaranties executed and delivered by any Credit Party in connection therewith.

         "Kimco Priority Collateral" has the meaning ascribed to it in the Kimco DIP Intercreditor Agreement.

         "L/C Issuer" has the meaning ascribed to it in Annex B.

         "L/C Sublimit" has the meaning ascribed to in it Annex B.

         "Lease Expenses" means, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real or personal property (net of income from subleases thereof, but including real estate taxes and costs and expenses that the lessee is obligated to pay to the lessor under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

         "Leases" means all Space Leases and Store Leases.

         "Legal Requirements" shall mean (a) all present and future statutes, laws, ordinances, codes, orders, writs, injunctions, decrees, rules, regulations, judgments, restrictions, licenses, authorizations, consents, approvals, permits, grants and franchises of any Governmental Authority (including, without limitation, all Environmental Laws), (b) the present and future requirements of the Board of Fire Underwriters (or any other organization exercising similar functions), (c) all requirements of the insurance policies required to be maintained pursuant to this Agreement or any other Loan Document and (d) all present and future covenants, conditions and restrictions pertaining to the Real Property Assets, and the terms of any lease or other contract or agreement pertaining to the Real Property Assets (including, without limitation, the Permitted Encumbrances).

         "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

         "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

         "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Tranche A Revolving Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Tranche A Revolving Lenders thereupon or pursuant thereto.

         "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

         "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Tranche A Revolving Lenders have incurred Letter of Credit Obligations.

         "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

         "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

         (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

         (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

         (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

         (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

         (e) Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

         "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

         (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

         If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

         "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement, restriction, covenant, encroachment or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Litigation" has the meaning ascribed to it in Section 3.13.

         "Loan Account" has the meaning ascribed to it in Section 1.12.

         "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Kimco DIP Intercreditor Agreement, the Master Standby Agreement, the Master Documentary Agreement, the GE Capital Fee Letter, the Interim Order, the Final Order and all other agreements, instruments, documents and certificates identified in the Closing Checklist or in this Agreement or any other Loan Document executed and delivered to (or required to be executed and delivered to), or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, whether made prior or subsequent to the date hereof, and in all instances shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Loans" means the Revolving Loan, the Swing Line Loan and the Term
Loan.

         "Lock Boxes" has the meaning ascribed to it in Annex C.

         "Major Space Lease" shall mean a Space Lease that (a) demises more than 10,000 square feet of space or (b) provides for or generates annual rent of more than $150,000.

         "Margin Stock" has the meaning ascribed to it in Section 3.10.

         "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as Issuer.

         "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as Issuer.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any of Borrower, individually, Ames Realty II, Inc., individually, or the Credit Parties considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

         "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitments of all Lenders as of that date.

         "Mortgaged Real Property Assets" shall mean any Real Property Asset which is subject to a Mortgage.

         "Mortgaged Store Lease" shall mean any Store Lease which is subject to a Mortgage.

         "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered or assigned by any Credit Party to Agent on behalf of itself and Lenders with respect to any of the Real Estate, all in form and substance reasonably satisfactory to Agent, including, without limitation, any mortgage, deed of trust, leasehold mortgage, leasehold deed of trust, collateral assignment or other real estate security document substantially in the form of Exhibit C hereto (as modified to apply to the applicable type of Real Property Asset covered thereby and as otherwise may be required to give the intended effect thereto (as advised by local counsel to Agent in the affected jurisdiction) or as may otherwise reasonably be required by Agent).

         "Most Recent Inventory Appraisal" means the Base Inventory Appraisal and as updated appraisals are obtained pursuant to Annex F and Section 1.14, the most recently dated appraisal of Borrower's Inventory.

         "Most Recent Real Estate Appraisal" means for each of the Eligible Real Estate properties, the Base Real Estate Appraisal of such Eligible Real Estate, or if an updated appraisal has been obtained pursuant to Annex F, the most recently dated appraisal of such Eligible Real Estate.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Worth" means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto, and (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

         "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

         "Notes" means, collectively, the Revolving Notes, the Swing Line Note and the Term Notes.

         "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.5(e).

         "Notice of Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a).

         "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

         "Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

         "Parent" has the meaning ascribed thereto in the preamble to the Agreement.

         "Parent Guaranty" means the Guaranty of even date herewith executed by Parent in favor of Agent, on behalf of itself and Lenders, and is referred to in the recitals to the Agreement.

         "Parent Pledge Agreement" means the Pledge Agreement of even date herewith executed by Parent in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Borrower and Parent's other Subsidiaries and all Intercompany Notes owing to or held by it.

         "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

         "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means a Plan described in Section 3(2) of ERISA.

         "Permits" shall mean all estate, right, title and interest now or hereafter acquired by any Credit Party in and to any and all present and future licenses, authorizations, consents, approvals, or permits which are necessary and desirable in connection with the use or occupancy of any Real Property Asset.

         "Permitted Encumbrances" means the following encumbrances arising (except as described in clause (f) below) Postpetition: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business for amounts not yet due, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate other than Eligible Real Estate, Mortgaged Real Property Assets or Select Real Property Assets; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $2,000,000 at any time; (f) a Lien in favor of Fritz Companies, Inc. securing all amounts owing by any of the Credit Parties to Fritz Companies, Inc., regardless of whether such amounts have arisen, arise or will arise Prepetition or Postpetition in an outstanding aggregate amount not in excess of $2,000,000; provided that no such Liens relate to any Real Property Assets; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) easements, licenses or other restrictions on the use of any Real Property Asset or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property Asset and the same are not violated; and (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Petition Date" has the meaning ascribed thereto in the recitals to the Agreement.

         "Plan" means, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

         "Pledge Agreements" means the Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreements, and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

         "Postpetition" means the time period beginning immediately after the filing of the Chapter 11 Cases.

         "Postpetition Indebtedness" means all Indebtedness of the Credit Parties incurred after the filing of the Chapter 11 Cases.

         "Premises" means any real property and/or assets currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

         "Prepetition" means the time period ending immediately prior to the filing of the Chapter 11 Cases.

         "Prepetition Indebtedness" means all Indebtedness of any of the Credit Parties outstanding on the Petition Date immediately prior to the filing of the Chapter 11 Cases other than Indebtedness under the Existing Credit Agreement.

         "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

         "Projections" means Parent's (including Borrower's) forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a basis consistent with the historical Financial Statements of Parent (including Borrower), together with appropriate supporting details and a statement of underlying assumptions.

         "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Tranche A Revolving Credit Advances, the percentage obtained by dividing (i) the Tranche A Revolving Loan Commitment of that Lender by (ii) the aggregate Tranche A Revolving Loan Commitments of all Lenders, (b) with respect to the Tranche B Revolving Credit Advances, the percentage obtained by dividing (i) the Tranche B Revolving Loan Commitment of that Lender by (ii) the aggregate Tranche B Revolving Loan Commitments of all Lenders, (c) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitments of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (d) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, (e) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (f) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1.

         "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

         "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

         "Ratable Share" has the meaning ascribed to it in Section 1.1(b).

         "Real Estate" has the meaning ascribed to it in Section 3.6.

         "Real Property Assets" shall mean all real property interests and assets owned, leased or licensed by any Credit Party.

         "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(c)(iii).

         "Relationship Bank" has the meaning ascribed to it in Annex C.

         "Release" means any release, threatened release, spill, use, handling, production, transfer, presence, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Requisite Lenders" means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans.

         "Requisite Term Lenders" means Term Lenders having more than 50% of the aggregate outstanding amount of the Term Loan.

         "Requisite Tranche A Revolving Lenders" means Lenders having (a) more than 50% of the Tranche A Revolving Loan Commitments of all Lenders, or (b) if the Tranche A Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Tranche A Revolving Credit Advances and Letter of Credit Obligations.

         "Requisite Tranche B Revolving Lenders" means Lenders having (a) more than 50% of the Tranche B Revolving Loan Commitments of all Lenders, or (b) if the Tranche B Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Tranche B Revolving Credit Advances.

         "Reserves" means, (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) the Eligible Inventory Reserve, (d) the Term Borrowing Availability Reserve, (e) a reserve or reserves in the full amount of the Carve Out Reserve as established by Agent on the Closing Date and thereafter modified, as and to the extent, and only as and to the extent, Agent determines to do so and (f) such other reserves against Eligible Accounts, Eligible Inventory, Eligible L/C Inventory, Eligible In-Transit Inventory, Eligible Real Estate, Revolver Borrowing Base, Term Borrowing Base, Revolver Borrowing Availability or Term Borrowing Availability that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

         "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Senior Unsecured Notes or any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit

Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

         "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "Revolver Borrowing Availability" means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Revolver Borrowing Base, in each case, less (A) the sum of the Revolving Loan and Swing Line Loan then outstanding, (B) the Term Borrowing Availability Reserve and (C) the Eligible Inventory Reserve; provided that an Overadvance in accordance with Section 1.1(a)(iii) may cause the Revolving Loan and Swing Line Loan to exceed the Revolver Borrowing Base by the amount of such permitted Overadvance.

         "Revolver Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

         (a) the lesser of (i) $25,000,000 and (ii) 85% of the book value of Borrower's Eligible Accounts at such time; and

         (b) the lesser of (i) the sum of (A) 75% of the book value of Borrower's Eligible Inventory (other than Eligible L/C Inventory and Eligible In-Transit Inventory), (B) 50% of the book value of Borrower's Eligible L/C Inventory and (C) 60% of the book value of Borrower's Eligible In-Transit Inventory, in each case valued at the lower of cost (determined on a first-in, first-out basis) or market and (ii) the sum of (A) 85% of the net appraised liquidation value, as determined by the Most Recent Inventory Appraisal, of Borrower's Eligible Inventory (other than Eligible L/C Inventory and Eligible In-Transit Inventory), (B) 60% of the net appraised liquidation value, as determined by the Most Recent Inventory Appraisal, of Borrower's Eligible L/C Inventory and (C) 70% of the net appraised liquidation value, as determined by the Most Recent Inventory Appraisal, of Borrower's Eligible In-Transit Inventory;

in each case, less any Reserves established by Agent at such time including, without limitation, in the case of Eligible L/C Inventory and/or Eligible In-Transit Inventory, Reserves for duties, customs brokers, freight, taxes, insurance and other charges and expenses pertaining to such Inventory.

         "Revolving Credit Advances" means, collectively, the Tranche A Revolving Credit Advances and the Tranche B Revolving Credit Advances.

         "Revolving Lenders" means, collectively, the Tranche A Revolving Lenders and the Tranche B Revolving Lenders.

         "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

         "Revolving Loan Commitments" means, collectively, the Tranche A Revolving Loan Commitments and the Tranche B Revolving Loan Commitments, which aggregate Commitments for all Revolving Lenders shall be Six Hundred Twenty Five Million Dollars ($625,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

         "Revolving Notes" means, collectively, the Tranche A Revolving Notes and the Tranche B Revolving Notes.

         "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

         "Select Real Property Assets" means the Real Property Assets specified on Disclosure Schedule I.

         "Select Store Leases" means the Store Leases specified by address under the subheading "Select Store Leases" on Disclosure Schedule I.

         "Senior Unsecured Note Indentures" means the Ames Senior Unsecured Note Indenture and the Hills Senior Unsecured Note Indenture.

         "Senior Unsecured Notes" means the Ames Senior Unsecured Notes and the Hills Senior Unsecured Notes.

         "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

         "Space Leases" means any lease under which a Credit Party is the lessor (or sublessor).

         "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

         "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

         "Store Lease" means each lease identified by its address under the subheading "Store Leases" on Disclosure Schedule (3.6-II) attached hereto (as any such lease may be hereinafter amended, modified, restated, extended, supplemented, renewed or consolidated in accordance with the terms hereof), and all other leases which may now or hereinafter be entered into by a Credit Party as lessee, as any such lease may be hereinafter amended, modified, restated, extended, supplemented, renewed or consolidated in accordance with the terms hereof.

         "Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means the Guaranty of even date herewith executed by each Subsidiary of Parent other than Borrower in favor of Agent, on behalf of itself and Lenders, and is referred to in the recitals to the Agreement.

         "Supermajority Term Lenders" means Term Lenders having more than 66 2/3% of the aggregate outstanding amount of the Term Loan.

         "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         "Swing Line Advance" has the meaning ascribed to it in Section
1.1(c)(i).

         "Swing Line Availability" has the meaning ascribed to it in Section 1.1(c)(i).

         "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

         "Swing Line Lender" means GE Capital.

         "Swing Line Loan" means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

         "Swing Line Note" has the meaning ascribed to it in Section 1.1(c)(ii).

         "Taking" refers to any awards made with respect to any Real Property Asset as the result of the exercise of the power of eminent domain, including, without limitation, any awards for changes of the grades of streets and/or as the result of any other damage to any Real Property Asset for which compensation shall be given by any Governmental Authority.

         "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

         "Term Borrowing Availability" means, as of any date of determination, the lesser of (i) $75,000,000 and (ii) the Term Borrowing Base.

         "Term Borrowing Availability Reserve" means, as of any date of determination, the excess, if any, of the then outstanding amount of the Term Loan over then Term Borrowing Availability.

         "Term Borrowing Base" means, as of any date of determination by Agent, an amount equal to the sum at such time of:

         (a) the lesser of (i) 7.5% of the book value of Borrower's Eligible Inventory (other than Eligible L/C Inventory and Eligible In-Transit Inventory) valued at the lower of cost (determined on a first-in, first-out basis) or market, and (ii) 7.5% of the net appraised liquidation value, as determined by the Most Recent Inventory Appraisal, of

     Borrower's Eligible Inventory (other than Eligible L/C Inventory and Eligible In-Transit Inventory); and

         (b) an amount equal to the lesser of:

             (i) from the Closing Date until the day before the first anniversary of the Closing Date, (A) 60% of the fair market value of the Eligible Real Estate, as determined by the Most Recent Real Estate Appraisals, and (B) $35,000,000; and

             (ii) from the first anniversary of the Closing Date and thereafter, (A) 40% of the fair market value of the Eligible Real Estate, as determined by the Most Recent Real Estate Appraisals, and
         (B) $30,000,000;

         in each case, less any Reserves established by Agent at such time.

         "Term Lenders" means those Lenders having Term Loan Commitments.

         "Term Loan" has the meaning assigned to it in Section 1.1(b)(i).

         "Term Loan Commitment" means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Seventy Five Million Dollars ($75,000,000) on the Closing Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

         "Term Note" has the meaning assigned to it in Section 1.1(b)(i).

         "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

         "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

         "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

         "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         "Tranche A Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i)(A).

         "Tranche A Revolving Lenders" means, as of any date of determination, Lenders having a Tranche A Revolving Loan Commitment.

         "Tranche A Revolving Loan Commitment" means (a) as to any Tranche A Revolving Lender, the aggregate commitment of such Tranche A Revolving Lender to make Tranche A Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Tranche A Revolving Lender and (b) as to all Tranche A Revolving Lenders, the aggregate commitment of all Tranche A Revolving Lenders to make Tranche A Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Five Hundred Seventy Five Million Dollars ($575,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

         "Tranche A Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

         "Tranche B Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i)(B).

         "Tranche B Revolving Lenders" means, as of any date of determination, Lenders having a Tranche B Revolving Loan Commitment.

         "Tranche B Revolving Loan Commitment" means (a) as to any Tranche B Revolving Lender, the aggregate commitment of such Tranche B Revolving Lender to make Tranche B Revolving Credit Advances as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Tranche B Revolving Lender and (b) as to all Tranche B Revolving Lenders, the aggregate commitment of all Tranche B Revolving Lenders to make Tranche B Revolving Credit Advances, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

         "Tranche B Revolving Note" has the meaning ascribed to it in Section 1.1(c)(ii).

         "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

         "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

         Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (Section 1.2)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                LETTERS OF CREDIT
                                -----------------

         (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Tranche A Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Tranche A Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Tranche A Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph
(b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Fifty Million Dollars ($50,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Revolver Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor Tranche A Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

         (b)   (i)   Advances Automatic; Participations. In the event that Agent or any Tranche A Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Tranche A Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Tranche A Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Tranche A Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Tranche A Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Tranche A Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Tranche A Revolving Lender shall be responsible for the failure of any other Tranche A Revolving Lender to make available such other Tranche A Revolving Lender's Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for any Tranche A Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C

Issuer, or if the L/C Issuer is a Tranche A Revolving Lender, then (i) immediately and without further action whatsoever, each Tranche A Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Tranche A Revolving Lender's Pro Rata Share (based on the Tranche A Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Tranche A Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Tranche A Revolving Lender's Pro Rata Share (based on the Tranche A Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Tranche A Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Tranche A Revolving Credit Advances.

         (c) Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Tranche A Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

         (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as shall be satisfactory to Agent in its sole discretion.

         (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by

Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

         (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

         (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Tranche A Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Tranche A Revolving Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Tranche A Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

         (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit as applicable in the form Exhibit B-1 or B-2 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

         (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Tranche A Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Tranche A Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Tranche A Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

         (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

         (ii) the existence of any claim, setoff, defense or other right that Borrower, any other Credit Party or any of their Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower, any other Credit Party or any of their Affiliates and the beneficiary for which the Letter of Credit was procured);

         (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

         (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

         (vi) the fact that a Default or an Event of Default has occurred and is continuing.

         (g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

         (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

         (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including an Application and Agreement for Documentary Letter of Credit or a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

                              ANNEX C (Section 1.8)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                             CASH MANAGEMENT SYSTEM
                             ----------------------

         Borrower shall establish and maintain the Cash Management Systems described below:

         (a) On or before the Closing Date and until the Termination Date, upon the request of Agent, Borrower shall establish lock boxes ("Lock Boxes") or blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for Borrower in Disclosure Schedule (3.19) (the "Concentration Account Bank") which bank shall be reasonably satisfactory to Agent. From the Closing Date until the Termination Date, Borrower shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into the Concentration Account or a Blocked Account or, in the case of cash, checks, drafts or other similar items of payment constituting payments arising from the sale of Inventory by Borrower in the ordinary course of business only, into another bank account in Borrower's name which is at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank"); provided, that, notwithstanding the foregoing, Borrower may maintain at its retail stores and at bank accounts with Relationship Banks relating to its retail stores (x) on each day during the year other than the period from November 15 through December 30, up to an aggregate amount of cash such that the average per store amount of cash does not exceed $18,000 on any day and (y) on each day during the period from November 15 to December 30 up to an aggregate amount of cash such that the average per store amount of cash does not exceed $20,000 on any day.

         (b) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower in accordance with the provisions of Section 1.4.

         (c) On or before the Closing Date (or such later date, if any, as Agent shall consent to in writing), the Concentration Account Bank and each bank where a Disbursement Account or Blocked Account is maintained, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in any Blocked

Account, Concentration Account or Disbursement Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. In addition, on or before the Closing Date (or such later date, if any, as Agent shall consent to in writing) Borrower shall have made arrangements, in form and substance satisfactory to Agent, with each Relationship Bank pursuant to which each Relationship Bank shall have agreed to forward immediately all amounts in each bank account (other than amounts necessary to meet minimum balance requirements) with such Relationship Bank to the Concentration Account Bank and to commence the process of daily sweeps from each such bank account into the Concentration Account. Neither Borrower nor any Credit Party shall accumulate or maintain cash in Disbursement Accounts or payroll accounts or any other bank accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

         (d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank, (ii) with respect to a Lock Box, a Blocked Account, a Concentration Account or a Disbursement Account only, prior to the time of the opening of such account or Lock Box, Borrower and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent and (iii) with respect to a Relationship Bank only, prior to the time of the opening of a bank account with the Relationship Bank, Borrower shall have made arrangements, in form and substance satisfactory to Agent, with the Relationship Bank pursuant to which the Relationship Bank shall have agreed to forward immediately all amounts in each bank account (other than amounts necessary to meet minimum balance requirements) with such Relationship Bank to the Concentration Account Bank and to commence the process of daily sweeps from each such bank account into the Concentration Account. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

         (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts, the Concentration Account and all bank accounts with Relationship Banks shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

         (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11 and the GE Capital Fee Letter. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

         (g) Borrower and each other Credit Party shall and shall cause their respective Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with them (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower, any other Credit Party or any such Related Person, and (ii) within 1 Business Day after receipt by Borrower, any other Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account or an account at a Relationship Bank. Borrower, each other Credit Party and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into the Concentration Account or a Blocked Account, other than proceeds from the sale of Inventory in the ordinary course of business which may be deposited either into a Blocked Account or a bank account at a Relationship Bank.

                            ANNEX D (Section 2.1(a))
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                CLOSING CHECKLIST
                                -----------------

         In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

         A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

         B. Revolving Notes, Swing Line Note and Term Notes. Duly executed originals of the Revolving Notes, Swing Line Note and Term Notes for each applicable Lender, dated the Closing Date.

         C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

         D. Prepayment of Obligations under Existing Credit Agreement. Evidence satisfactory to Agent that, upon the making of the Term Loan and the initial Revolving Credit Advance, all obligations under the Existing Credit Agreement have been repaid in cash in full.

         E. Intellectual Property Security Agreements. Duly executed originals of the Trademark Security Agreement, each dated the Closing Date and signed by each Credit Party which owns Trademarks, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

         F. Parent Guaranty. Duly executed originals of the Parent Guaranty, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

         G. Subsidiary Guaranty. Duly executed originals of the Subsidiary Guaranty, dated the Closing Date, duly executed by each direct and indirect Subsidiary of Parent in favor of Agent, for the benefit of Lenders.

         H. Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than 8 Business Days prior to the Closing Date.

         I. Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

         J. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

         K. Cash Management System. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C.

         L. Resolutions. For each Credit Party, resolutions of such Person's Board of Directors approving and authorizing the filing of the bankruptcy petition by such Credit Party, the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

         P. Opinion of Counsel. Duly executed originals of the opinion of Weil, Gotshal & Manges, counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

         Q. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

         R.   Fee Letter. Duly executed originals of the GE Capital Fee Letter.

         S. Syndication Letter. Duly executed originals of a letter agreement between Agent and the Credit Parties regarding the post-closing syndication of the Obligations to other Lenders.

         T. Financial Statements. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Parent's and Borrower's

Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing.

         U. Master Standby Agreement. A Master Agreement for Standby Letters of Credit between Borrower and GE Capital.

         V. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit between Borrower and GE Capital.

         W. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (Section 4.1(a))
                                       to
                                CREDIT AGREEMENT
                                ----------------

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
                -------------------------------------------------

         Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

         (a) Monthly Financials. To Agent and Lenders, within 30 days after the end of each Fiscal Month financial information regarding Parent and its Subsidiaries, including, without limitation, Borrower, on a consolidated basis, certified by the Chief Financial Officer of Parent and Borrower, consisting of
(i) an unaudited balance sheet as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each Financial Covenant that is tested on a monthly basis, and (B) the certification of the Chief Financial Officer of Parent and Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Parent and its Subsidiaries, including, without limitation, Borrower, on a consolidated basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

         (b) Quarterly Financials. To Agent and Lenders, within 45 days after the end of each Fiscal Quarter that is not the end of a Fiscal Year, consolidated financial information regarding Parent and its Subsidiaries, including, without limitation, Borrower, certified by the Chief Financial Officer of Parent and Borrower, including (i) an unaudited balance sheet as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of the Financial Covenants and (B) the certification of the Chief Financial Officer of Parent and Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, including, without limitation, Borrower, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

         (c) Operating Plan. To Agent and Lenders, as soon as available, but not later than 30 days following the end of each Fiscal Year, an annual operating plan for Parent and its Subsidiaries, including, without limitation, Borrower, on a consolidated basis, approved by the Board of Directors of Parent and Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and a monthly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections, Revolver Borrowing Availability and Term Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

         (d) Annual Audited Financials. To Agent and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Parent and its Subsidiaries, including, without limitation, Borrower, on a consolidated basis, consisting of a balance sheet and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by Arthur Andersen LLP or another independent certified public accounting firm of national standing acceptable to Agent. Such Financial Statements shall be accompanied by
(i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Parent and Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, including, without limitation, Borrower, on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a

Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

         (e) Management Letters. To Agent and Lenders, within 5 Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

         (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within 2 Business Days after an officer of any Credit Party has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

         (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

         (h) Debt and Equity Notices. To Agent, as soon as practicable, copies of all written notices given or received by any Credit Party with respect to any of the Kimco DIP Loan Documents, the Senior Unsecured Notes, any Subordinated Debt, any other material Indebtedness or any Stock of such Person, and, within 2 Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any of the Kimco DIP Loan Documents, the Senior Unsecured Notes, any Subordinated Debt, or any other material Indebtedness, notice of such event of default.

         (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

         (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) could reasonably be expected to result in monetary damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, (vi) involves any product recall or (vii) involves or affects any Real Property Asset or any Collateral.

         (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

         (l) Lease Default Notices. To Agent, within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any store location, any distribution center or any other leased location or public warehouse where any Collateral is located, and (ii) such other notices or documents as Agent may request.

         (m) Lease Amendments. To Agent, within 2 Business Days after receipt thereof, copies of all amendments to real estate leases with respect to Borrower's distribution centers in Columbus, Ohio and Mansfield, Massachusetts.

         (n) Chapter 11 Cases. As soon as practicable, copies of all pleadings, motions, applications, judicial information, financial information and other documents and information filed by or on behalf of any Credit Party with the Bankruptcy Court or the United States Trustee in any of the Chapter 11 Cases, or distributed by or on behalf of any Credit Party to any official committee appointed in any of the Chapter 11 Cases.

         (o) Pro Forma Balance Sheet. To Agent, as soon as possible, and in any event within 45 days of the Closing Date, a consolidated pro forma balance sheet of Borrower's and the other Credit Parties' financial condition as of the Petition Date.

         (p) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender through Agent shall, from time to time, reasonably request.

                            ANNEX F (Section 4.1(b))
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               COLLATERAL REPORTS
                               ------------------

         Borrower shall deliver or cause to be delivered the following:

         (a) To Agent, no later than 3:00 p.m. (New York time) on each Business Day; provided, that after 120 days after the Closing Date, if and for so long as the average of Revolver Borrower Availability over the period of 5 consecutive Business Days ending on the Business Day prior to the day when such deliveries would otherwise be required to be made exceeds $100,000,000, each of the following shall be delivered to Agent upon its request, and in any event no less frequently than 12:00 noon (New York time) on Thursday of each week:

         (i) a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (ii) with respect to Borrower's Eligible In-Transit Inventory, a summary of all bills of lading reflecting the associated Inventory cost values, a report from Borrower's customs agent or customs broker regarding the bills of lading then in its possession, and, to the extent requested by Agent, copies of the bills of lading and such other information with respect to In-Transit Inventory as Agent may request, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (iii) with respect to all Credit Parties, a summary of accounts payable, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

         (iv) collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash), with respect to all Accounts of Borrower for which the Account Debtor is a Credit Card Processor or Credit Card Issuer party to a Credit Card Agreement, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (b) To Agent, upon its request, and in any event no less frequently than 12:00 noon (New York time) on Thursday of each week:

               (i) an eight (8) week cash flow projection (showing projections of both sources and uses) of Borrower and each of the Credit Parties for the immediately succeeding eight (8) week period or such other report acceptable to Agent, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (ii) with respect to Borrower, a summary of Inventory by location and type with a supporting Inventory stock ledger showing Inventory on hand and weekly receipts, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

               (i) a reconciliation of the most recent Revolver Borrowing Base and Term Borrowing Base, general ledger and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (ii) a reconciliation of the stock ledger inventory report by location to Borrower's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (iii) an aging of accounts payable and a reconciliation of that accounts payable aging to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (v) a report evidencing, with such supporting information as Agent may require, for each leased store location or distribution center that the most recently due rent payment has been paid, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (d) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

         (e) Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that Borrower, any Credit Party or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

         (f) Borrower, at its own expense, shall deliver or cause to be delivered to Agent such asset appraisals, including, without limitation, updated appraisals of Borrower's Inventory and the Eligible Real Estate, as Agent may request, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent. Agent shall be entitled to request up to four appraisals of each class of assets (i.e., Inventory, Eligible Real Estate, etc.) in any Fiscal Year at Borrower's expense and as many additional appraisals as Agent shall request at Lenders' expense if no Default or Event of Default has occurred and is continuing. There shall be no limit on the number of appraisals which may be requested by Agent at Borrower's expense after the occurrence and during the continuance of a Default or an Event of Default; and

         (g) Such other reports, statements and reconciliations with respect to the Revolver Borrowing Base, the Term Borrowing Base, the Collateral or the Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                               FINANCIAL COVENANTS
                               -------------------


                     Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

           (a) Minimum Revolver Borrowing Availability. Borrower shall at all times (1) during the period from December 15 through March 15, inclusive, of each year, maintain a Revolver Borrowing Availability of at least $75,000,000 and (2) during the period from March 16 through December 14, inclusive, of each year, maintain a Revolver Borrowing Availability of at least $25,000,000.

           (b) Minimum Fixed Charge Coverage Ratio. The Credit Parties shall have on a consolidated basis at the end of each Fiscal Month set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

            0.48 for the Fiscal Month ending on October 6, 2001;
            0.41 for the Fiscal Month ending on November 3, 2001;
            0.41 for the Fiscal Month ending on December 1, 2001;
            0.37 for the Fiscal Month ending on January 5, 2002;
            0.41 for the Fiscal Month ending on February 2, 2002;
            0.41 for the Fiscal Month ending on March 2, 2002;
            0.42 for the Fiscal Month ending on April 6, 2002;
            0.42 for the Fiscal Month ending on May 4, 2002;
            0.42 for the Fiscal Month ending on June 1, 2002;
            0.43 for the Fiscal Month ending on July 6, 2002;
            0.43 for the Fiscal Month ending on August 3, 2002;
            0.48 for the Fiscal Month ending on August 31, 2002;
            0.48 for the Fiscal Month ending on October 5, 2002;
            0.53 for the Fiscal Month ending on November 2, 2002;
            0.53 for the Fiscal Month ending on November 30, 2002;
            0.54 for the Fiscal Month ending on January 4, 2003;
            0.55 for the Fiscal Month ending on February 1, 2003 and each Fiscal Month thereafter.

           (c) Minimum Inventory. Borrower shall have at the end of each Fiscal Month set forth below, total Inventory with a book value, valued at the lower of cost (determined on a first-in, first-out basis) or market (as stated on Borrower's monthly balance sheet delivered pursuant to paragraph (a) of Annex
E), of not less than the following:

            $578,660,000 for the Fiscal Month ending on October 6, 2001; $677,677,000 for the Fiscal Month ending on November 3, 2001;

            $682,028,000 for the Fiscal Month ending on December 1, 2001; $463,040,000 for the Fiscal Month ending on January 5, 2002; $549,352,000 for the Fiscal Month ending on February 2, 2002; $595,951,000 for the Fiscal Month ending on March 2, 2002; $619,174,000 for the Fiscal Month ending on April 6, 2002; $631,605,000 for the Fiscal Month ending on May 4, 2002; $632,498,000 for the Fiscal Month ending on June 1, 2002; $585,602,000 for the Fiscal Month ending on July 6, 2002; $584,560,000 for the Fiscal Month ending on August 3, 2002; $628,553,000 for the Fiscal Month ending on August 31, 2002; $702,991,000 for the Fiscal Month ending on October 5, 2002; $739,316,000 for the Fiscal Month ending on November 2, 2002; $720,335,000 for the Fiscal Month ending on November 30, 2002; $496,947,000 for the Fiscal Month ending on January 4, 2003; $585,156,000 for the Fiscal Month ending on February 1, 2003; $595,951,000 for the Fiscal Month ending on March 1, 2003; $619,174,000 for the Fiscal Month ending on April 5, 2003; $631,605,000 for the Fiscal Month ending on May 3, 2003; $632,498,000 for the Fiscal Month ending on May 31, 2003; $585,602,000 for the Fiscal Month ending on July 5, 2003; $584,560,000 for the Fiscal Month ending on August 2, 2003; $628,553,000 for the Fiscal Month ending on August 30, 2003;

provided, that for each store closed pursuant to clause (ii) of Section 6.8(c), each of the minimum Inventory amounts set forth above for each Fiscal Month after such store closing shall be decreased by $1,500,000.

           (d) Minimum Trade Payables to Inventory. Borrower shall have at the end of each Fiscal Month set forth below, total trade payables (as stated on Borrower's monthly balance sheet delivered pursuant to paragraph (a) of Annex
E), as a percentage of total Inventory, valued at the lower of cost (determined on a first-in, first-out basis) or market (as stated on Borrower's monthly balance sheet delivered pursuant to paragraph (a) of Annex E) of not less than the following:

            10.3% for the Fiscal Month ending on October 6, 2001; 7.5% for the Fiscal Month ending on November 3, 2001; 8.3% for the Fiscal Month ending on December 1, 2001; 6.1% for the Fiscal Month ending on January 5, 2002;. 7.4% for the Fiscal Month ending on February 2, 2002; 10.4% for the Fiscal Month ending on March 2, 2002; 7.4% for the Fiscal Month ending on April 6, 2002; 6.6% for the Fiscal Month ending on May 4, 2002;
            8.4% for the Fiscal Month ending on June 1, 2002; 7.0% for the Fiscal Month ending on July 6, 2002; 8.5% for the Fiscal Month ending on August 3, 2002; 13.3% for the Fiscal Month ending on August 31, 2002; 12.9% for the Fiscal Month ending on October 5, 2002;

            13.7% for the Fiscal Month ending on November 2, 2002; 13.4% for the Fiscal Month ending on November 30, 2002; 9.6% for the Fiscal Month ending on January 4, 2003; 17.9% for the Fiscal Month ending on February 1, 2003; 10.4% for the Fiscal Month ending on March 1, 2003; 7.4% for the Fiscal Month ending on April 5, 2003;
            6.6% for the Fiscal Month ending on May 3, 2003;
            8.4% for the Fiscal Month ending on May 31, 2003;
            7.0% for the Fiscal Month ending on July 5, 2003;
            8.5% for the Fiscal Month ending on August 2, 2003; 13.3% for the Fiscal Month ending on August 30, 2003.

           Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this

Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (Section 9.9(a))
                                       to
                                CREDIT AGREEMENT
                                ----------------

                       LENDERS' WIRE TRANSFER INFORMATION


         Name:             General Electric Capital Corporation
         Bank:             Bankers Trust Company
                           New York, NY
         ABA #:            021-001-033
         Account #:        502-328-54
         Account Name:     GECC/CAF Depository
         Reference:        CFC Ames Department Stores

                             ANNEX I (Section 11.10)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                NOTICE ADDRESSES
                                ----------------

(A)      If to Agent or GE Capital, at:

         General Electric Capital Corporation
         800 Connecticut Avenue, Two North
         Norwalk, CT 06854
         Attention: Ames Account Manager
         Telecopier No.: (203) 852-3640
         Telephone No.: (203) 852-3624

         with copies to:

         Winston & Strawn
         200 Park Avenue
         New York, New York 10166
         Attention: William D. Brewer, Esq.
         Telecopier No.: 212-294-4700
         Telephone No.: 212-294-6793

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention: Corporate Counsel-Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.: (203) 316-7552

(B)      If to Borrower, at

         Ames Merchandising Corporation
         c/o Ames Department Stores, Inc.
         2418 Main Street
         Rocky Hill, Connecticut 06067
         Attention: Rolando de Aguiar
         Telecopier No.: (860) 563-8560
         Telephone No.: (860) 257-2072

         With copies to:

         Weil Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Attention: Warren T. Buhle, Esq.
         Telecopier No.: (212) 310-8007
         Telephone No.: (212) 310-8898

         and

         Ames Merchandising Corporation
         c/o Ames Department Stores, Inc.
         2418 Main Street
         Rocky Hill, Connecticut 06067
         Attention: David H. Lissy, Esq.
         Telecopier No.: (860) 257-5160
         Telephone No.: (860) 257-2578

                 ANNEX J (from Annex A - Commitments definition)
                                       to
                                CREDIT AGREEMENT
                                ----------------


         Lender                Tranche A Revolver       Tranche B Revolver       Term Loan
         ------                ------------------       ------------------       ---------

General Electric Capital      $575,000,000                 $50,000,000          $75,000,000
Corporation                   (includes the Swing
                              Line Commitment of
                              $30,000,000 as a
                              subfacility thereof)

                                      J-1